ORIGINAL

LEASE

Between

PRINCETON PARK ASSOCIATES LLC,
a Delaware limited liability company

(LANDLORD)

And

OMMICOMM SYSTEMS, INC.
a Delaware corporation

(TENANT)

First Floor

1100 CORNWALL ROAD

MONMOUTH JUNCTION, NEW JERSEY 08852

TABLE OF CONTENTS

EXHIBITS

LEASE

This Lease ("Lease") is entered into this 12th day of August, 2009, by and between **Princeton Park Associates LLC**, a Delaware limited liability company, by its agent, American Landmark Properties, Ltd., ("Landlord") and **OmniComm Systems, Inc.**, a Delaware corporation ("Tenant").

FUNDAMENTAL LEASE PROVISIONS

Landlord shall lease the Premises to Tenant, and Tenant shall let the Premises from Landlord, pursuant to the following Fundamental Lease Provisions:

Premises:	The first (1st) floor located at 1100 Cornwall Road, Monmouth Junction, New Jersey, 08852, and marked on the drawing attached hereto as Exhibit A-1, excluding all vertical penetrations.
Rentable Area of Premises:	Three Thousand Eight Hundred Seventy-Seven (3,877) rentable square feet.
Lease Commencement Date:	September 1, 2009
Possession Date:	Possession of the Premises shall be delivered on the Lease Commencement Date.
Expiration Date:	February 28, 2013
Term:	Three and a half (3 1/2) years
Renewal Option:	One - Three (3) year option
Base Rent Commencement Date:	March 1, 2010
Additional Rent Commencement Date:	September 1, 2009

Base Rent:

	Period	Rentable Area of the Premises, in Square Feet	Rent Per Square Foot	Annual Rent	Monthly Rent
1.	9/01/09 to 2/28/10	3,877	$00.00	$0.00	$0.00
2.	3/01/10 to 2/28/11	3,877	$18.00	$69,786.00	$5,815.50
3.	3/01/11 to 2/28/12	3,877	$18.50	$71,724.50	$5,977.04
4.	3/01/12 to 2/28/13	3,877	$19.00	$73,663.00	$6,138.58
5.	3/01/13 to 2/28/14	3,877	$19.50	$75,601.50	$6,300.13
6.	3/01/14 to 2/28/15	3,877	$20.00	$77,540.00	$6,461.66
7.	3/01/15 to 2/28/16	3,877	$20.50	$79,478.50	$6,623.21

Base Year:	The calendar year commencing on January 1, 2009 and ending on December 31, 2009
Landlord's Broker:	Newmark Knight Frank
Tenant's Broker:	Newmark Knight Frank
Tenant's Proportionate Share:	3,877/177,623 = 2.183%
Permitted Use:	Office use only, and all lawful uses incident thereto.
Tenant's SIC Number:	7370
Tenant's Notice Address/Contact:	OmniComm Systems, Inc. (www.omnicomm.com). 2101 W. Commercial Blvd., Suite 4000 Ft. Lauderdale, Florida 33309 Attn: Ronald Linares, CFO Phone (954) 473-1254 Fax (954) 473-1256
Local Contact:	OmniComm Systems, Inc. Attn: Ken Light – Senior VP 1100 Cornwall Road Monmouth Junction, New Jersey 08852 Email: klight@omnicomm.com
with a copy to:	David Kahan, P.A. David Kahan, Esq. 3125 W. Commercial Blvd., Suite 100 Ft. Lauderdale, Florida 33309 Phone (954) 548-3930 Fax: (954) 548-3910 E-Mail: david@evrealty.com
Landlord's Notice Address/Contact:	American Landmark Properties, Ltd. 8114 Lawndale Avenue Skokie, Illinois 60076 Attn: John M. Huston with a copy to: Clingen Callow & McLean, LLC 2100 Manchester Road, Suite 1750 Wheaton, Illinois 60187 Attn: Timothy McLean

1 DEFINITIONS AND BASIC PROVISIONS.

1.1 Fundamental Lease Provisions. The Fundamental Lease Provisions set forth above (the "Fundamental Lease Provisions") shall be read in conjunction with all other provisions of this Lease applicable thereto. Each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided for under such provisions. If there is any conflict between any of the Fundamental Lease Provisions and any other provisions of this Lease, the latter shall control. The listing in the Fundamental Lease Provisions of monetary amounts payable by Tenant shall not be construed to be an exhaustive list of all monetary amounts payable by Tenant under this Lease.

1.2 Definitions. In addition to other terms defined herein, the following terms shall have the meanings set forth herein unless the context otherwise requires:

1.2.1 "Additional Rent" shall mean Tenant's cost for electrical services valued at $ 1.60 per square foot of Rentable Area per year commencing upon the Lease Commencement Date and Tenant's Proportionate Share of Operating Expenses, Taxes and Utility Costs and any and all other sums other than Base Rent which are or become due and payable by Tenant to Landlord under this Lease. Except as otherwise set forth in this Lease and except for Additional Rents relating to Operating Expenses, Taxes and Utility Costs, Tenant shall pay all Additional Rents within thirty (30) days upon receipt of written notice from Landlord.

1.2.2 "Additional Rent Commencement Date" shall mean the Additional Rent Commencement Date as set forth in the Fundamental Lease Provisions.

1.2.3 "Alterations" shall mean Alterations as defined in Section 12.1.

1.2.4 "Applicable Laws" shall mean Applicable Laws as defined in Section 35.5.

1.2.5 "Approved Contractors" shall mean those contractors reasonably approved by Landlord.

1.2.6 "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as same may be amended.

1.2.7 "Base Period Expenses" shall mean the following:

(a) "Base Operating Expenses" shall mean those "Operating Expenses" as defined in Section 5.3 incurred during the Base Year;

(b) "Base Taxes" shall mean the Taxes as defined in Section 5.5(b) payable during the Base Year; and

(c) "Base Utility Costs" shall mean those Utility Costs as defined in Section 5.4 incurred during the Base Year.

1.2.8 "Base Rent" shall mean the Base Rent as set forth in the Fundamental Lease Provisions.

1.2.9 "Base Year" shall mean the Base Year as set forth in the Fundamental Lease Provisions.

1.2.10 "Base Rent Commencement Date" shall mean the Base Rent Commencement Date as defined in the Fundamental Lease Provisions.

1.2.11 "Building" shall mean the building or buildings commonly known as Princeton Park Corporate Center, located on the Land and designated as 1100 Cornwall Road, Monmouth Junction, New Jersey, including all Common Areas and all ingress, egress and appurtenant rights in connection therewith. Landlord shall have the right to increase or decrease the size of the buildings from time to time and reconfigure the Common Areas, so long as any of such changes do not interfere with Tenant's quiet enjoyment and use of the Premises for their intended purpose.

1.2.12 "Building Holidays" shall mean those holidays set forth on Exhibit B attached hereto and made a part hereof. Landlord shall have the right to change Building Holidays in the event of any change to the service agreements for the Building, provided that Landlord shall notify Tenant in writing of any such change within five (5) days of such changes becoming effective.

1.2.13 "Building Hours" shall mean Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 9:00 a.m. to 1:00 p.m. excluding Building Holidays.

1.2.14 "Building Systems" shall mean any and all systems serving the Building, including but not limited to plumbing systems, electrical systems, air conditioning systems, sprinkler systems, heating and ventilation systems and elevator systems, excluding, however, the plumbing system located within and exclusively serving the Premises, and further excluding any special systems installed by Tenant within the Premises as may be required or permitted under this Lease.

1.2.15 "Calendar Year" shall mean each calendar year, commencing with the calendar year in which the Lease Commencement Date occurs, and each subsequent calendar year in which any part of the Term falls, through and including the calendar year in which the Term expires.

1.2.16 "Common Area" or "Common Areas" shall mean those areas of the Building, whether interior or exterior, and the Land, open to the public, or to all of the tenants of the Building and not leased to a particular tenant, including, but not limited to, the plaza and lobby of the Building and the Building manager's office. Landlord reserves the right to reconfigure Common Areas from time to time, so long as any such reconfiguration

does not significantly interfere with Tenant's quiet enjoyment and use of the Premises for their intended purpose.

1.2.17 "DEP" shall mean the New Jersey Department of Environmental Protection or any successor thereto.

1.2.18 "Estimate Statement" shall mean Estimate Statement as defined in Section 5.6.

1.2.19 "Event of Default" shall mean an Event of Default as defined in Section 26.1.

1.2.20 "Expiration Date" shall mean the Expiration Date as set forth in the Fundamental Lease Provisions.

1.2.21 "Force Majeure" shall mean Force Majeure as defined in Section 42.6.

1.2.22 "Governmental Authorities" shall mean the United States, the State of New Jersey, Middlesex County, the Borough of Monmouth Junction and all political subdivisions thereof, and any agency, department, commission, board, bureau or instrumentality of any of them, now or hereafter having or claiming jurisdiction over the Premises.

1.2.23 "Hazardous Materials" shall mean Hazardous Materials as defined in Section 35.11.

1.2.24 "HVAC" shall mean the heating, ventilation and air conditioning system serving the Building, as referenced in Section 8.1(b).

1.2.25 "Insurance Requirements" shall mean Insurance Requirements as defined in Section 10.1.

1.2.26 "ISRA" shall mean the Industrial Site Recovery Act, N.J.S.A. 13:1K-et seq, as the same may be amended from time to time.

1.2.27 "Land" shall mean the parcel of land more particularly described in Exhibit A annexed hereto.

1.2.28 "Landlord's Restoration Work" shall mean Landlord's Restoration Work as defined in Section 24.2.

1.2.29 Intentionally Omitted.

1.2.30 "Lease Commencement Date" shall mean the Lease Commencement Date as defined in the Fundamental Lease Provisions.

1.2.31 "Lease Year" shall mean the Lease Year as defined in Section 5.5(c).

1.2.32 "Legal Requirements" shall mean Legal Requirements as defined in Section 10.1.

1.2.33 "Loading Dock" shall mean the Loading Dock as defined in Section 18.3.

1.2.34 "Notice" shall mean a Notice as defined in Section 32.1.2.

1.2.35 "Operating Expenses" shall mean Operating Expenses as defined in Section 5.3.

1.2.36 "Permitted Use" shall mean Permitted Use as defined in the Fundamental Lease Provisions.

1.2.37 "Premises" shall mean the Premises as defined in the Fundamental Lease Provisions.

1.2.38 "Prime Rate" shall mean the Prime Rate as defined in Section 6.1.

1.2.39 "Project" shall mean the Land and the Building and any other buildings and improvements that may be constructed on the Land.

1.2.40 "Taxes" shall mean the Taxes as defined in Section 5.5(b).

1.2.41 "Rentable Area of the Premises" shall mean the Rentable Area of the Premises as defined in the Fundamental Lease Provisions.

1.2.42 "Rent" shall include Base Rent and all Additional Rent and other sums required to be paid by Tenant to Landlord under this Lease.

1.2.43 "Security Deposit" shall mean Security Deposit as defined in the Fundamental Lease Provisions, if any.

1.2.44 "Successor Landlord" shall mean a Successor Landlord as defined in Section 21.2.

1.2.45 "Superior Mortgage" shall mean a Superior Mortgage as defined in Section 21.1.

1.2.46 "Superior Mortgagee" shall mean a Superior Mortgagee as defined in Section 21.1.

1.2.47 Intentionally deleted.

1.2.48 "Tenant's Furnishings" shall mean Tenant's Furnishing as defined in Section 7.2.

1.2.49 "Tenant's Proportionate Share" shall mean a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is 177,623, which amount is one hundred percent (100%) of the rentable square footage of the Building, which fraction is more specifically set forth in the Fundamental Lease Provisions.

1.2.50 "Tenant's Restoration Work" shall mean Tenant's Restoration Work as defined in Section 24.3.

1.2.51 "Term" shall mean the Term as defined in the Fundamental Lease Provisions.

1.2.52 "Utility Costs" shall mean those fuel, water, sewer, gas, electric, heating, ventilating, air conditioning and other utility charges for the Building and the Project which are not separately metered for any tenant.

1.2.53 "Estimate Statement" shall mean Estimate Statement as defined in Section 5.6.

1.2.54 Intentionally Deleted.

2 PREMISES; POSSESSION

2.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to covenants and agreements contained in this Lease, the Premises as shown on the plan attached hereto as Exhibit A-1 and made a part hereof.

2.2 The Premises are leased by Landlord to Tenant for the Term commencing on the Lease Commencement Date. If Landlord shall be unable to give possession of the Premises on the Possession Date for any reason, such failure shall not subject Landlord to any liability for failure to give possession nor shall same affect the validity of this Lease or the obligation of the Tenant hereunder, nor shall the same be construed to extend the Term, provided, however, that in the event of Landlord's failure to deliver possession to Tenant on the Possession Date, the Base Rent Commencement Date, the Additional Rent Commencement Date and any other periods under this Lease that require the payment of any money by Tenant shall be adjusted so that Tenant receives the full benefit of the six (6) months of free Base Rent under this Lease and so that Tenant is not liable for any sums under this Lease unless and until possession of the Premises is delivered to Tenant, and further provided, that if Landlord's failure to deliver possession to Tenant extends beyond thirty (30) days from the Possession Date, then Tenant shall have the right to terminate this Lease without any liability to Landlord whatsoever upon written notice given by Tenant to Landlord at any time after said thirty (30) day period and prior to Landlord delivering possession of the Premises to Tenant. At the option of Landlord to be exercised within ninety (90) days of the delayed delivery of possession to Tenant, the Lease shall be amended so that the Term shall be extended by the period of time possession is delayed.

2.3 Tenant shall have the option ("Renewal Option"), subject to the terms hereinafter provided, to extend the term of this Lease for one (1) additional period of three (3) years (the "Renewal Term"), subject to the following conditions:

2.3.1. Tenant is not then in default in the performance of any term, covenant or condition of this Lease beyond the allocable cure period; and

2.3.2. All terms and provisions of this Lease shall be applicable during such Renewal Term except the terms and provisions of this Section 2.3 and the Base Rent payable during the Renewal Term shall be as stated in the Fundamental Lease Provisions herein.

2.3.3. Tenant shall exercise the Renewal Option, subject to the provisions herein, by giving Landlord written notice no less than ninety (90) days prior to the expiration date of the initial Term.

2.3.4. The Renewal Term shall begin on the first day after the last day of the initial Term and shall end on the last day of the 36th full calendar month following the beginning of the Renewal Term.

2.3.5. This Renewal Option may not be assigned or otherwise transferred to any entity other than Tenant and a Permitted Transferee without the express written consent of Landlord, such consent not to be unreasonably withheld.

3 RENTABLE AREA.

3.1 For the purposes of this Lease, the Rentable Area of the Building consists of 177,623 rentable square feet and the Premises shall consist of the Rentable Area of the Premises, as set forth in the Fundamental Lease Provisions. Landlord reserves the right to construct additional buildings at the Project and alter, reconfigure or change the Common Areas, and adjust the Rentable Area of the Building, and Tenant's Proportionate Share accordingly, so long as any of such changes, alterations or reconfiguration do not significantly interfere with Tenant's quiet enjoyment and use of the Premises for their intended purpose, and further provided that in making any such changes, alterations or reconfiguration, Landlord shall use its best efforts to not interfere with the conduct of Tenant's business to the greatest extent possible and Landlord shall give Tenant no less than 48 hours prior written notice to Tenant as to the commencement of any such changes or alterations and the expected completion date for such work.

4 BASE RENT.

4.1 Commencing on the Base Rent Commencement Date and continuing to and including the Expiration Date, the Base Rent for the Premises shall be at the rate set forth in the Fundamental Lease Provisions for the appropriate period described therein. All payments of Base Rent shall be payable by Tenant, in United States dollars, on or before the first day of each month, in advance, payable to Landlord or Landlord's agent at the address to which Notices to Landlord are to be sent hereunder, or such other place as Landlord may from time to time designate by a Notice,

without any prior demand therefor and without any deductions or setoff whatsoever. If the Base Rent Commencement Date or the Expiration Date occurs on a day other than the first or last day, respectively, of a calendar month, then the Base Rent for the month in question shall be pro-rated on a per diem basis based on the number of days in the month in question.

4.2 Subject to Landlord's obligation to deliver possession of the Premises to Tenant on the Possession Date, Tenant shall commence the payment of Base Rent on the Base Rent Commencement Date, provided however, Tenant shall deposit with Landlord upon the signing of this Lease the Base Rent for the first month of the Term, if any.

5 ADDITIONAL RENT - OPERATING EXPENSES.

5.1 Subject to Landlord's obligation to deliver possession of the Premises to Tenant on the Possession Date, it is expressly agreed that commencing on the Additional Rent Commencement Date, Tenant will pay in addition to the Base Rent provided in Section 4 above, if any, Additional Rent for each Comparison Year equal to Tenant's Proportionate Share of the increased cost to Landlord, for Operating Expenses, Utility Costs and Taxes, over the Base Period Expenses, as defined in Section 1.2.7, in accordance with the terms of this Section 5.

5.2 Subject to the cap in Section 5.13 below, in the event Landlord estimates that the Operating Expenses for any Comparison Year will be greater than the Operating Expenses for the Base Year, then Landlord shall notify Tenant of such increase by delivery to Tenant, of the Estimate Statement and Tenant shall pay, on the first of every month during such Comparison Year, Additional Rent relating to Operating Expenses for such Comparison Year equal to one-twelfth (1/12) of Tenant's Proportionate Share of such estimated increase. A "Comparison Year" shall mean any Calendar Year during the Term of this Lease.

5.3 Operating Expenses (hereinafter collectively referred to as the "Operating Expenses") shall include, by way of illustration and not of limitation: all actual expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in respect of a Calendar Year because of or in connection with the ownership, management, maintenance and operation of the Project, except the following:

(a) costs of alterations of tenant spaces;

(b) costs of capital improvements, except for such costs (including interest thereon), as reasonably determined and amortized by Landlord, where (i) the main purpose of such capital improvements was to reduce Operating Expenses, or (ii) such capital improvement was required due to any rule, regulation, ordinance or statute of any applicable governmental body enacted, adopted or modified after the date of initial construction of the Building;

(c) depreciation, interest and principal payments on mortgages, and other debt costs, if any;

(d) real estate brokers' leasing commissions or compensation;

(e) costs of repairing, replacing, substituting or maintaining any portion of the Building or the equipment or other facilities to maintain same, to the extent that proceeds from insurance or condemnation awards are received therefore, or to the extent any of such repairs, replacements, substitutions or maintenance is required by or as a result of any wrongful act or omission of Landlord or Landlord's agents, representatives or contractors; and

(f) legal fees in connection with matters not related to Tenant unless one of the purposes for which such legal fees were incurred was to reduce Operating Expenses or to otherwise benefit all tenants (i.e. legal fees related to contesting Taxes).

In addition, to the extent any machinery, equipment, supplies, personnel or other similar items or persons or facilities are used by Landlord in connection with any of the Operating Expenses of the Building, as well as for other properties other than the Building, then the cost thereof shall be equitably apportioned between the Building and such other properties. As used in this Section 5.3, the Base Period Expenses for Operating Expenses shall be defined in Section 1.2.7 and 1.2.35.

5.4 In the event Landlord estimates that the Utility Costs for any Comparison Year will be greater than the Utility Costs for the Base Year, then Landlord shall notify Tenant of such increase by delivery to Tenant, of the Estimate Statement and Tenant shall pay, on the first of every month during such Comparison Year, Additional Rent relating to Utility Costs for such Comparison Year equal to one-twelfth (1/12) of Tenant's Proportionate Share of such estimated increase.

5.5 In the event Landlord estimates that Taxes for any Comparison Year will be greater than the Taxes for the Base Year, then Landlord shall notify Tenant, of such increase by delivery to Tenant of the Estimate Statement and Tenant shall pay, on the first of every month during such Comparison Year, Additional Rent relating to Taxes for such Comparison Year equal to one-twelfth (1/12) of Tenant's Proportionate Share of such estimated increase. As used in this Section 5.5, the words and terms which follow mean and include the following:

(a) The Base Period Expenses for "Taxes" shall be as defined in Section 1.2.7 and 1.2.40.

(b) "Taxes" shall mean the property taxes and assessments imposed upon the Project, or upon the Base Rent and Additional Rent, as such, payable by Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed, or assessed against the Project by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen, but specifically excluding any taxes payable by Landlord based on Landlord's profits or income. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Tax, such franchise, income or profit tax shall be deemed to be a Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Tax as hereinbefore provided) shall

not be deemed a Tax for the purposes hereof. Notwithstanding anything contained herein to the contrary, Tenant shall assume and pay to Landlord in full at the time of paying the Base Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Base Rent or Additional Rent or may be imposed on Landlord or on account of the letting or which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Upon Tenant's reasonable request, Landlord shall provide Tenant with information in its possession concerning Taxes to the extent such Taxes affect Tenant's Base Rent or Additional Rent.

(c) As used in this Lease, Lease Year shall mean the twelve (12) month period commencing on the Lease Commencement Date and each twelve (12) month period thereafter.

5.6 Landlord shall maintain records respecting Taxes, Utility Costs and Operating Expenses sufficient as to enable Landlord to prepare a statement to be delivered to Tenant as provided hereunder which details any increases or decreases in Operating Expenses, Utility Costs or Taxes from the Base Year to any Comparison Year (such a statement hereinafter referred to as the "Estimate Statement"), and determine the same in accordance with sound management practices and generally accepted accounting principles applicable for income producing properties of similar size and quality in the Monmouth Junction, New Jersey, area. Although this Lease contemplates the computation of Taxes, Utility Costs and Operating Expenses on a cash basis, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Landlord reserves the right to change to a full accrual system of accounting so long as the same is consistently applied and Tenant's obligations are not materially adversely affected. Tenant or its representative shall have the right to examine such records during normal business hours at the place or places where such records are normally kept upon reasonable prior notice specifying the general nature of the records Tenant desires to examine no later than ninety (90) days following the furnishing of the Estimate Statement to Tenant. Tenant may take exception to matters included in Taxes, Utility Costs or Operating Expenses, or Landlord's computation of Tenant's Proportionate Share of the estimated increased cost of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than ninety (90) days after Tenant reviews such records. Such Estimate Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times, and except for any material error in such Estimate Statement. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Estimate Statement, and Tenant accordingly agrees that time is of the essence for the provisions of this Paragraph. If Tenant takes exception to any matter contained in the Estimate Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant (who does not regularly perform work for Landlord and who will consult counsel for definition of Lease terms, if necessary, defining inclusions and exclusions in Operating Expenses) whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 2%. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Proportionate Share of Taxes and Operating Expenses in the amounts reasonably determined by Landlord, subject to adjustment after any such exceptions are so resolved.

5.7 If during the course of any Calendar Year Landlord shall reasonably determine that the Operating Expenses, Taxes and Utility Costs shall be greater than as set forth in the applicable Estimate Statement furnished to Tenant pursuant to Section 5.6 hereof, Landlord shall be entitled, but not required, to adjust the Estimated Statement, by submitting to Tenant a lump sum invoice for the preceding months of such Calendar Year and to advise Tenant of the adjustment of future monthly payments of Tenant's Proportionate Share of Operating Expenses, Taxes and Utility Costs, so that Additional Rent required to be paid by Tenant hereunder shall be on a reasonably current basis each Calendar Year. Tenant shall pay to Landlord the amount set forth in such invoice as Additional Rent. Landlord's failure to adjust Tenant's Proportionate Share of Operating Expenses, Taxes and Utility Costs, shall not relieve or release Tenant from the obligation to pay same in accordance with the terms of this Lease; provided, however, a revision of an Estimate Statement as provided in this Section 5.7 shall only permitted to be made during a Calendar Year, and once the Calendar Year ends, Landlord shall not have the right to adjust an Estimate Statement for such then ended Calendar Year or any prior years. If during the course of any Calendar Year Landlord shall reasonably determine that the Operating Expenses, Taxes and Utility Costs shall be less than the estimated Operating Expenses, Taxes and Utility Costs upon which Tenant is paying Additional Rent, then Landlord shall have an obligation to advise Tenant in writing of such matter and Landlord shall refund to Tenant, within sixty (60) days of determining such amount, Tenant's Proportionate Share of such savings.

5.8 Unless Tenant objects in writing within ninety (90) days to Landlord's Estimate Statement or statement of adjusted Additional Rent, regardless of the manner in which it is billed, Tenant shall be deemed to have accepted such statements and shall thereafter be estopped from challenging same.

5.9 In no event shall the adjustments herein, either for Operating Expenses, Utility Costs or Taxes result in a decrease in the Base Rent.

5.10 Within one hundred eighty (180) days after the end of each Calendar Year, Landlord shall furnish to Tenant an operating statement showing the actual Operating Expenses, Utility Costs and Taxes incurred for the preceding Calendar Year. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's Proportionate Share of the actual Operating Expenses, Utility Costs and Taxes and the Operating Expense, Utility Costs and Taxes payments made by Tenant during said year. Any additional sum owed by Tenant to Landlord shall be paid within twenty (20) days of receipt of assessment. Any refund owed by Landlord to Tenant shall be credited toward Tenant's next month's rental payment. Tenant shall have the same rights to examine the Landlord's records with respect to the statement provided pursuant to this Section 5.10 and take exception to such statement in the same manner and during the same time frames set forth in Section 5.6 above.

5.11 Each and every payment required under this Section 5, as well as any other amounts which are owed by Tenant to Landlord under this Lease, whether requiring lump sum payments or constituting projected monthly amounts in addition to the Base Rent, shall for all purposes be treated and considered as Additional Rent. The failure of Tenant to pay such Additional

Rent as and when due without demand shall have the same effect as failure to pay any installment of Base Rent and shall afford Landlord all remedies provided in the Lease therefor.

5.12 Both Tenant's obligation for payment of Additional Rent for any period during the Term of the Lease and Landlord's obligation to refund excess payments on account of Additional Rent for any period during the Term of the Lease shall survive the expiration or any sooner termination of the Lease.

5.13 Landlord shall cap the Controllable Operating Expenses (as defined below) such that Controllable Operating Expenses shall not increase more than three and one half percent (3.5%) per year over the previous year's actual expenses. Controllable Operating Expenses shall mean all Operating Expenses other than Taxes, insurance costs and Utility Costs.

6 LATE CHARGE.

6.1 Any installment of Base Rent or Additional Rent hereunder that is not paid within ten (10) days of the date when due hereunder shall bear interest from the due date until paid at the rate of four percent (4%) over the then "Prime Rate" as published in The Wall Street Journal or The New York Times for ninety (90) day unsecured loans to major corporate borrowers (unless such rate is usurious as applied to Tenant, in which case the highest rate permitted by law shall apply) (the "Prime Rate"). In the event the Prime Rate is no longer the reference rate for ninety (90) day unsecured loans to major corporate borrowers, the replacement or successor reference rate to the Prime Rate shall be used in determining the interest to be paid by Tenant pursuant to this Section.

6.2 In the event at any time during the term of this Lease, Landlord expends any sums on behalf of Tenant in accordance with the notice and cure provisions of this Lease, the repayment of which are the sole responsibility of Tenant, Landlord shall be entitled to receive from Tenant, and Tenant agrees to pay, in addition to such sums, interest thereon calculated at the Prime Rate from the date Landlord expends such sums until same are repaid to Landlord.

7 CONDITION OF PREMISES AND LANDLORD'S WORK.

7.1 Tenant has inspected the Premises, the systems serving the Premises and the Building, or has had an opportunity to do so, and agrees to accept the same "as is" (except for latent defects and damage caused by Landlord or its agents and representatives) without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except that Landlord hereby acknowledges that it shall deliver the Premises to Tenant in a full "turnkey" or "ready to move in" condition, including Landlord causing the following work to be completed on the Premises prior to the Possession Date, at Landlord's expense: (i) Premises to be painted and carpeted with standard Premises paint and carpeting which paint and carpet selections have been approved by Tenant ; (ii) all ceiling tiles to be fully completed and installed; (iii) all lighting to be fully completed and installed; (iv) a single glass interior partition in the conference room inside the Premises no later than September 20, 2009; however Landlord shall use its best efforts to have such partitions in place on Lease Commencement; (v) since the Premises are comprised of two suites, one comprised of 2,378 square feet and the other of 1,499 square feet, Landlord shall create an entry way and install a door between such two suites so as to make them one

contiguous Premises, including any required touch-up, paint after creating the entry-way; (vi) a building standard kitchenette cabinet and sink with plastic laminate countertop of approximately three (3) feet in a location to be mutually agreed upon by Landlord and Tenant shall be installed.. The color of the countertop and cabinet shall be white. In addition to the foregoing, the parties agree that Landlord owns certain personal property in the Premises which consists of conference room table and chairs which personal property is more specifically described and indentified in Exhibit "D" attached hereto (said personal property and any replacements thereof, regardless of who initially purchased said personal property, is hereinafter referred to as the "Landlord's Personal Property"; provided, however, the term "Landlord's Personal Property" shall not include personal property and equipment purchased by Tenant as additional personal property and equipment and not as replacements of the items described on Exhibit "D" attached hereto). During the Lease Term, Tenant may use the Landlord's Personal Property in its business in the Premises, at no additional cost or expense to Tenant. Tenant agrees that (i) such Landlord's Personal Property shall at all times remain the property of Landlord, and (ii) upon the expiration or termination of the Lease Term, Tenant shall return to Landlord the Landlord's Personal Property (including any replacements of said Landlord's Personal Property purchased or otherwise acquired by Tenant during the Lease Term), in the same condition (or better) as existed on the Possession Date of this Lease, and unencumbered by any lien, security interest or other interest of any party other than Landlord, but subject to ordinary wear and tear.

7.2 Tenant shall access the Premises for the delivery and installation of furniture, fixtures and equipment ("Tenant's Furnishings") by way of the Building freight elevators only, and Tenant shall not be permitted to use the passenger elevators for the delivery to or removal from the Premises of any Tenant's Furnishings. Tenant's use of the freight elevators shall be on a non-exclusive basis and Tenant shall pay for Landlord's providing any such freight elevator if provided after Business Hours, as Additional Rent. Use of the freight elevators shall be supplied to Tenant only upon twenty-four (24) hours Notice to Landlord provided such use does not interfere with the performance of any work being performed by Landlord. Landlord reserves the right to restrict and regulate the types and amounts of equipment and installations which may be transported to and from the Premises by means of the freight elevators. Any such equipment or installations which exceeds the manufacturer's specifications for such freight elevators shall not be transported by means of the freight elevators but shall be delivered to and removed from the Premises by Tenant at Tenant's expense by a material hoist or hoists maintained by Tenant in accordance with all Legal Requirements and Insurance Requirements. Landlord hereby agrees that Tenant shall be entitled to access to the Premises within the twenty (20) days prior to the Possession Date, in order to take measurements and install phones, furniture and wiring.

8 UTILITIES AND SERVICES.

8.1 Subject to the requirements of applicable law, Landlord agrees to furnish, except on those Building Holidays which are set forth on Exhibit B attached hereto and made a part hereof, the following services:

(a) Cleaning and trash removal services normally provided by Landlord for the Building and Premises. Such services shall be provided Monday, Wednesday and Friday on a weekly basis, excluding Building Holidays. Landlord has the right to change

cleaning services for the Building and Premises. Tenant shall pay the cost of all other cleaning services required by Tenant but not provided by Landlord.

(b) HVAC to the Building, as appropriate for the season, together with lighting and electric energy in the Common Areas, all during Building Hours and Landlord shall replace HVAC filters and florescent light bulbs within the Premises as needed.

(c) Cold and hot water for drinking and lavatory purposes.

(d) Passenger elevator service during all times that Tenant is permitted access to the Premises as provided herein.

(e) Freight elevator service on call on a "first come, first served, basis" during all times that Tenant is permitted access to the Premises as provided herein.

(f) Rest room facilities and necessary lavatory supplies.

8.2 (a) Landlord shall, at Landlord's expense, provide electricity to the Premises with a sufficient load for the Permitted Use, and Tenant agrees to reimburse Landlord $1.60 per square foot of Rentable Area of the Premises per Lease Year for electrical consumption and usage for the Premises as Additional Rent. The Tenant shall be charged monthly for $1/12^{th}$ of the electricity which charge will commence on the Commencement Date of the Lease.

(b) Except for damages resulting from the negligence or willful misconduct of Landlord or its employees, agents and representatives, Landlord will not be liable for any loss, damage or expense which Tenant may sustain if either the quantity or character of electric service is changed or made unavailable to Tenant or is unsuitable for its requirements by reason of the requirements of the public utility company supplying electric service to the Building or for any reason not directly caused by Landlord.

(c) Tenant may utilize the then existing Building system feeders, risers and wiring to the extent the same are suitable for Tenant's purposes. To the extent Tenant requires additional meters or additional panel boards, feeders, risers, wiring and other conductors and equipment to handle special electricity requirements of Tenant, then same shall be installed and maintained by Landlord at Tenant's sole cost and expense in accordance with plans and specifications provided by Tenant and approved by Landlord, provided such riser or equipment will not cause permanent damage to the Buildings or the Premises or create a hazardous condition or entail unreasonable alterations or unduly interfere with the use and occupancy of the Buildings by other tenants.

8.3 Landlord shall incur no liability whatsoever, except if an interruption or curtailment of any services maintained in the Building is caused by Landlord's gross negligence or willful misconduct, and it shall not constitute a termination of this Lease or an eviction (constructive or otherwise) hereunder should there be any such interruption or curtailment of services.

8.4 Landlord shall cause the Building to be managed as a Class A office building, consistent with the standards of other Class A office buildings similar in size and quality in Monmouth Junction, New Jersey. The Building may be managed by an affiliate of Landlord.

9 USE.

9.1 The Premises shall be used solely for the Permitted Use set forth in the Fundamental Lease Provisions and for no other purposes. Tenant shall not offer, sell or market any services to other tenants in the Building which services are in competition with services offered by Landlord to tenants in the Building.

9.2 Tenant shall be entitled to access the Building outside of Building Hours, but this shall not be construed as authorization to make use of the Building services beyond the Building Hours without reimbursing the Landlord for the actual cost thereof. Tenant's access to and use of the Premises shall be subject to any applicable laws restricting said access, the use of the Building and the conduct of Tenant's business at the Building. Tenant shall access the Premises by means of a key or other similar means provided by Landlord. Landlord reserves the right, upon reasonable notice to Tenant, to close the Building and the Project for one (1) full day each year (including the supply of electricity thereto), during which time Tenant will be unable to access the Premises.

9.3 Tenant shall be entitled to make use of HVAC beyond the Building Hours, at Tenant's sole cost and expense, provided Tenant shall notify Landlord by 3:00 p.m. on the day that Tenant shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday or Sunday overtime use. It is understood and agreed that Tenant shall pay Landlord's actual costs and expenses for such overtime HVAC. The rates for such overtime HVAC shall be based upon Landlord's established charges, from time to time, which charges are presently $125.00 per hour per zone. Landlord shall have the right to temporarily exclude certain times and hours from overtime service in order that the HVAC system may be serviced by Landlord from time to time, provided, however, Landlord shall use its best efforts to not interfere with the conduct of Tenant's business to the greatest extent possible and shall resume service as soon as practicably possible.

9.4 Tenant shall not use, occupy, suffer or permit the Premises, the Building or any part of either to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would (a) make unobtainable at standard rates from any reputable insurance company authorized to do business in the State of New Jersey, any fire insurance with extended coverage or liability, elevator, boiler, umbrella or other insurance, (b) cause, or be likely to cause, injury or damage to the Building or to any equipment contained therein or on the Premises, (c) constitute a public or private nuisance, (d) violate any certificate of occupancy for the Building, (e) emit objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors into or from the Building or the equipment contained therein, (f) impair or interfere with any of the Building services, including the furnishing of electrical energy, or the proper and economical cleaning, heating, ventilating, air conditioning or other services of the Building, the equipment contained therein or the Premises or (g) violate any Legal Requirement or Insurance Requirement. The restrictions imposed by this Section, and the application thereof, shall not be limited or modified by the terms of any other provision of this Lease.

9.5 Tenant or Tenant's assignees, subtenants, employees, agents, contractors, invitees or licensees shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any purpose which is unlawful, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

9.6 Tenant shall not use or operate any machinery that, in Landlord's reasonable opinion is, or may be, harmful to the Premises and/or the Building.

10 COMPLIANCE WITH LAWS.

10.1 In connection with Tenant's use of the Premises and the operation of tenant's business therefrom, Tenant, at its sole cost and expense, shall comply with all requirements of Governmental Authorities ("Legal Requirements") and all requirements of insurance companies providing coverage for the Building and/or the Premises or recommendations of the National Board of Fire Underwriters ("Insurance Requirements") and give Landlord prompt notice of any lack of compliance, except that Tenant shall have no obligation to pay the costs of any structural alteration or repair of the Premises or the Building or any Building Systems required by reason of a Permitted Use or a Legal or Insurance Requirement which is applicable to all tenants of the Building generally, unless said alteration (a) is necessitated by a condition which has been otherwise created by, or at the instance of, Tenant, any subtenants or any other occupant of the Premises, (b) is attributable to the use, other than a Permitted Use, to which Tenant, any subtenants or any other occupant of the Premises puts the Premises or any part thereof, or Tenant's, any subtenant's or any other occupant's of the Premises manner of use of the Premises, (c) is required by reason of a breach of Tenant's obligations hereunder, (d) is occasioned, in whole or in part, by any act, omission or negligence of Tenant or any person claiming by, through or under Tenant, or any of their assignees, subtenants, employees, agents, contractors, invitees or licensees, or (e) is necessitated by reason of the failure of Tenant or the Tenant's Work, if any, to comply with any Legal Requirement, including the Americans with Disabilities Act. Any such structural alteration of the Premises or the Building required as a result of clause (a), (b), (c), (d) or (e) of the immediately preceding sentence shall be performed by Landlord, at Tenant's expense, and Tenant shall pay for the same, as Additional Rent, within ten (10) days of its receipt of a bill therefor. Tenant shall pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord, and/or any mortgagee of the Land and/or the Building by reason of or arising out of Tenant's failure fully and promptly to comply with the provisions of this Section.

10.2 Tenant, at its sole cost and expense, after Notice to Landlord, by appropriate proceedings prosecuted diligently and in good faith, may contest the validity or applicability of any Legal Requirement or Insurance Requirement, provided that: (a) Landlord shall not be subject to civil fines, quasi-criminal violations, criminal penalty or prosecution for a crime, nor shall the Building or the Land, or any part thereof, be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) such non-compliance or contest shall not constitute or result in any violation of the terms of any mortgage encumbering the Land and/or the Building, or if any such mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord or affirmative title insurance coverage preserving the

priority of such mortgage notwithstanding the determination of such non-compliance or contest, such action shall be taken and such security or such affirmative title insurance coverage shall be furnished at the expense of Tenant; (c) such non-compliance or contest shall not result in the termination, suspension, cancellation, lapse or waiver of any insurance policies or coverages maintained by Landlord or required to be maintained by Tenant under this Lease (d) such non-compliance or contest shall not result in the termination, suspension, cancellation, lapse or waiver of any certificate of occupancy for the Building or any portion thereof; and (e) Tenant shall keep Landlord regularly advised in writing as to the status of such proceedings and shall provide Landlord with copies of all submissions and documents delivered or received by Tenant in connection therewith. If Landlord is subject to any civil fines, Tenant shall promptly reimburse Landlord for such fines, as Additional Rent, within ten (10) days of receipt of an invoice therefor.

10.3 Any improvements or Alterations made or work performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Section shall be made in conformity with and subject to the provisions of this Lease, including, without limitation, Section 12.

11 UTILITIES; REPAIRS.

11.1 Except to the extent Landlord is obligated to repair and maintain the Premises as provided below and except to the extent any repairs are required as a result of actions or omissions of Landlord or Landlord's agents, representatives or contractors, Tenant shall keep the Premises, including, without limitation, all alterations, improvements, additions, fixtures or equipment placed in the Premises by or on behalf of Tenant, any plumbing system located within the Premises and serving the Premises exclusively, and any special systems installed by or on behalf of Tenant, in good condition and repair, ordinary wear and tear excepted. Tenant shall carry out such repairs as and when needed to preserve the Premises in good working order and condition and, subject to Section 10.1 above, shall keep the Premises in compliance with all Legal Requirements and Insurance Requirements and shall prevent any disruption of, or adverse effect on, the Building, the Building Systems, the quiet enjoyment of other tenants and shall prevent any damage to the personal property of other tenants, except that Tenant shall not be responsible to undertake or for the costs of any structural repairs of the Premises, the Building or Building Systems unless the need therefor arises out of (i) the performance of or existence of improvements made by or at the request of Tenant, any subtenants or any other occupant of the Premises (provided that if improvements are made by Landlord or Landlord's representatives, at the request of Tenant, any subtenants or any other occupant of the Premises, and the cause or need for repairs arises as a result of Landlord's negligence or failure to perform such improvements as required, then Tenant shall not be responsible for such repairs or the cost thereof), (ii) the installation, use or operation of equipment therein by Tenant, any subtenant or any other occupant of the Premises, (iii) the moving of any such equipment in or out of the Building or the Premises, (iv) the acts, omissions, negligence or misuse of or by Tenant, any subtenants or any of its or their employees, agents, contractors, occupants, licensees or invitees or their use or occupancy of the Premises (except fire or other casualty caused by Tenant's negligence, if the fire or other casualty insurance policies insuring Landlord are not invalidated and the rights of Landlord are not adversely affected by this provision), or (v) Legal Requirements or Insurance Requirements pursuant to the provisions of Section 10.1. Any such structural alteration of the Premises required as a result of clause (i), (ii), (iii), (iv) or (v) of the immediately preceding sentence shall be performed by Landlord, at Tenant's expense, and Tenant shall pay for the same as

Additional Rent. Tenant, at its sole cost and expense, shall promptly replace or repair scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs and maintenance of wall and floor coverings in the Premises (including, without limitation, when Tenant shall lease an entire floor, the walls, elevator doors and floor coverings in the elevator lobby and the walls, wall coverings, tile and fixtures in the lavatories), except to the extent any of such replacement or repairs are required as a result of damage, acts or omissions of Landlord, its agents, representatives or contractors. Any broken window glass within the Premises shall, to the extent caused by Tenant or Tenant's invitees or employees, be repaired by Landlord at Tenant's expense, and Tenant shall pay for the same, as Additional Rent. Tenant, promptly and at its sole cost and expense, shall make all non-structural repairs in or to the Premises for which it is responsible. In the event Tenant fails to promptly make any repair or alteration required by Tenant to be performed under this Section 11.1, Landlord, at Tenant's sole cost and expense, shall have the right to make such repairs or alterations and Tenant shall pay for such repairs or alterations, as Additional Rent. All repairs made by or on behalf of Tenant shall be made in conformity with the provisions of this Section 11.1 and shall be at least equal to the then standards for the Building established by Landlord. Tenant further agrees that any and all repairs required to be made by Tenant hereunder which, in the sole judgment of Landlord, affect or otherwise interfere with any Building System, may be made by Landlord, at Tenant's sole cost and expense, which expense shall not exceed the cost and expense Tenant would have had to pay if Tenant had made such repairs.

11.2 Landlord shall keep the Building, Common Areas, Building Systems serving the Building and the interior and exterior structural portions of the Building (including but not limited to the roof, foundation, exterior windows and exterior walls) in good condition and repair. . Subject to the waiver of subrogation clause in this Lease, any such repairs occasioned by the acts, omissions, negligence or misuse of or by Tenant or any of its subtenants or any of its or their employees, agents, contractors, occupants, licensees or invitees or their use or occupancy of the Premises shall be made by Landlord at Tenant's expense and Tenant shall pay for the same as Additional Rent. Landlord's repair obligations under this Section 11.2 shall exclude, however, (i) repairs of Tenant's personal property or improvements made by or at the request of Tenant (including, without limitation, any Alterations), except to the extent such repairs were caused or required as a result of the wrongful acts or negligence of Landlord or Landlord's agents, representatives or contractors, in which event Landlord shall be responsible for such repairs, and (ii) repairs which Tenant is obligated to make pursuant to Section 11.1 and the other provisions of this Lease. Landlord shall have no liability for the failure of any Building System, except to the extent any such failure is caused by any wrongful act or omission of Landlord or Landlord's agents, representatives or contractors. The cost of all repairs and maintenance by Landlord hereunder shall be included in Operating Expenses, except as may be specifically excluded by Section 5 hereof and except for repairs and maintenance caused by any wrongful act or omission of Landlord or Landlord's agents, representatives or contractors. In making any repairs or undertaking any maintenance obligations hereunder, Landlord shall use its best efforts to not interfere with the conduct of Tenant's business to the greatest extent possible.

12. ALTERATIONS BY TENANT.

12.1 Except for minor cosmetic Alterations which do not require a permit, which Tenant may undertake without consent, Tenant shall not make or perform or permit the making or

performance of any alterations, additions, installations or improvements to or removals from (collectively, "Alterations") the Premises without Landlord's prior written consent. Landlord agrees not to unreasonably withhold its consent to non-structural Alterations provided the same, in Landlord's reasonable opinion, do not materially adversely affect Building Systems (including, without limitation, utility, life safety, electrical, plumbing and sewage lines and HVAC systems) and will not result in any material increase in Operating Expenses (unless Tenant agrees in writing to pay for any such increase) and do not exceed $10,000 in cost. Installation of a dedicated HVAC system for Tenant's computer room and equipment shall be deemed a non-structural Alteration. Tenant shall furnish Landlord with plans and specifications for any non-structural Alterations prior to Tenant's commencement of the construction or installation of the same. Landlord shall further have the right of "Last Look" at any and all proposals provided to Tenant by any contractor to perform such non-structural alterations, and shall have the right to perform such non-structural alterations under the same terms and conditions as proposed by Tenant's contractors. Any structural Alterations requested by Tenant and approved by Landlord shall be performed by Landlord, at Tenant's expense, provided the same do not materially affect Building Systems (including, without limitation, utility, life safety, electrical, plumbing and sewage lines and HVAC systems) and will not result in any material increase in Operating Expenses (unless Tenant agrees in writing to pay for any such increase). Tenant shall pay, as Additional Rent, for the installation of such structural Alteration, together with costs incurred by Landlord in its review of the plans and specifications therefore Landlord also agrees and acknowledges that Tenant may install, at Tenant's expense, a dishwasher and an "insta-hot" water system in the Premises, and that such installations shall not be deemed Alterations or require Landlord consent.

12.2 In the event that in connection with any Alteration (whether structural or non-structural), installation of any wires, conduits, pipes or mechanical equipment outside the Premises is required, Tenant shall request Landlord's consent therefor not less than thirty (30) days prior to the commencement of the construction of such Alterations, which consent shall be accompanied by plans and specifications to be reviewed and approved by Landlord showing the location of such wires, conduits, pipes or mechanical equipment. Landlord covenants to respond to Tenant's request in a timely manner. Landlord's granting of consent to the installation of any such wires, conduits, pipes or mechanical equipment may be conditioned on a requirement that Tenant deposit with Landlord, prior to Tenant's commencement of such installation, a reasonable security deposit as determined by Landlord. Without limiting the reasons for the granting or withholding of consent by Landlord, Landlord may withhold such consent if in Landlord's opinion such installation will adversely affect Building Systems or will cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense, or interfere with or disturb other tenants. Tenant may not connect into any pipes, shafts or conduits without Landlord's written permission. The installation of such wires, conduits, pipes or mechanical equipment shall be performed by Landlord at Tenant's expense, and Tenant shall pay for the same, as Additional Rent, along with costs incurred by Landlord in its review of the plans and specifications therefor.

12.3 All non-structural Alterations performed by or on behalf of Tenant pursuant to Section 12.1 shall be done in a good and workmanlike manner by the Approved Contractors and in accordance with all Legal Requirements and Insurance Requirements. In the event Landlord determines that the employment of any Approved Contractor may, or during the course of its prosecution of a non-structural Alteration or any other work for or on behalf of Tenant does, interfere

with construction performed by, or cause any conflict or labor dispute with, any other contractor, subcontractor or other party engaged in the construction, maintenance or operation of the Building, Tenant shall select another Approved Contractor and shall cause the Approved Contractor being replaced to promptly remove its equipment and personnel from the Building. Landlord hereby expressly reserves the right at any time to require the deletion of contractors and subcontractors from the list of Approved Contractors for cause or if such contractors or subcontractors are or become known to be a probable cause of a labor dispute relating to the Building or the Premises or in the event any such Approved Contractor changes its nature or method of operation to an extent which is reasonably deemed by Landlord to be inconsistent with the then standards of the Building. Tenant shall, at Tenant's expense, before making any Alterations, obtain all permits, approvals and certificates required by any Governmental Authority and (upon completion thereof) certificates of final approval thereof and shall promptly deliver copies of such permits, approvals and certificates to Landlord. In addition, Tenant shall provide Landlord, prior to the commencement of any non-structural Alterations, with certificates evidencing appropriate builder's risk, liability and worker's compensation insurance coverage during the prosecution of any such Alterations in amounts reasonably deemed appropriate by Landlord. Landlord shall, upon Tenant's request and at Tenant's expense, furnish or execute promptly any documents, information, consents or other materials which are necessary or desirable in connection with Tenant's efforts to obtain any license or permit for the making of any Alterations.

12.4 Any and all Alterations that are permanently affixed to the Premises made by or on behalf of Tenant in, to or upon the Premises as well as any fixtures installed on the Premises by Tenant, shall, upon such installation, become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord, by Notice to Tenant no later than thirty (30) days prior to the Expiration Date, elects to relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Premises by Tenant within thirty (30) days after the Expiration Date, at Tenant's expense. Nothing in this Section 12.4 shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures or moveable office furniture or equipment, but upon removal of any of the same from the Premises or upon removal of other Alterations as may be required by Landlord, Tenant shall immediately and at its expense repair any damage to the Building or the Premises caused by such removal (except structural damage, which shall be repaired by Landlord at Tenant's expense). All Alterations required to be removed by Tenant remaining in the Premises for thirty (30) days after the end of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the Premises by Landlord, at Tenant's expense.

12.5 Tenant, at its expense and with reasonable diligence and dispatch, shall procure the cancellation or discharge of all notices of violation or lien arising from or in connection with any Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming by, through or under Tenant, which (i) shall be issued by any Governmental Authority or other public authority having or asserting jurisdiction over the Building or the work being conducted therein or (ii) shall not be the result of any act, omission or negligence of Landlord or its agents, servants, employees or contractors. Tenant shall promptly provide Landlord with copies of cancellation, discharge, release or satisfaction of any such notices of violations or liens. Tenant shall have no authority to create any liens for labor or materials on or against the Land, the Building or the Premises. Tenant may contest the validity of any lien filed against Landlord, the

Land, the Building or the Premises for any work, labor, services or materials claimed to have been performed for or furnished to Tenant or any person or entity holding the Premises or any portion thereof by, through or under Tenant, provided Tenant, prior to instituting such contest, (x) causes any such lien to be discharged, bonded or removed by deposit or otherwise within thirty (30) days after Tenant receives Notice from Landlord of the filing of the same, and (y) delivers to Landlord a copy of the bond or other evidence of the discharge or removal.

12.6 The performance of any Alterations, whether structural or non-structural, by or on behalf of Tenant shall be subject to the provisions of Section 19.3.

12.7 Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

13 INSPECTIONS.

13.1 Landlord may enter the Premises from time to time upon not less than 24 hours verbal notice to Tenant to inspect the Premises to insure compliance with the provisions of this Lease; provided, however, Landlord shall keep confidential any and all information in respect to Tenant's business operations. In the event Landlord reasonably determines that Tenant is not in compliance with any provision of this Lease, Landlord shall give Tenant Notice of such noncompliance and Tenant shall, at Tenant's sole cost and expense, have a reasonable time to comply with the provisions of this Lease. In the event Tenant fails to comply with such Notice within a reasonable time, then Landlord, at Tenant's sole cost and expense, shall have right, but not the obligation, to take such steps as necessary to cause the Premises to comply with this Lease and Tenant shall pay the costs of compliance, as Additional Rent, within ten (10) days after its receipt of an invoice therefor.

13.2 In no event shall the failure of Landlord to take steps to cause compliance give way to any liability on the part of Landlord. Tenant shall be solely responsible for any liability arising by reason of Tenant's failure to comply with the provisions of the Lease.

14 SIGNS.

14.1 Tenant, at Tenant's sole cost and expense, shall have the right to install or erect such interior signs as Tenant deems necessary or appropriate in or on the Premises provided the same are in keeping with first-class office signage and comply with the provisions of the Rules and Regulations.

15 BUILDING DIRECTORY.

15.1 Landlord shall, at Landlord's sole cost and expense, include Tenant's name on any lobby directory in a manner similar to those of other tenants in the Building.

16 PARKING.

16.1 Tenant's occupancy of the Premises shall include, at no additional expense to Tenant, the use, for itself and its employees, customers and other invitees, of unassigned and unreserved parking spaces in the existing parking lot currently used by Landlord for the benefit of other tenants in the Building. Landlord represents and warrants to Tenant that such existing parking lot has parking capacity for at least fifteen (15) parking spaces for Tenant's use. Tenant shall, upon request and within a reasonable period of time, promptly furnish to Landlord the license numbers of the cars operated by Tenant and Tenant's representatives, which shall be parked in such parking spaces. Tenant and Tenant's representatives shall abide by any rules or regulations promulgated by Landlord with respect to such parking spaces. If any vehicle of Tenant or any of Tenant's representatives is parked in any part of the Common Areas other than the employee parking area(s) designated therefor by Landlord, Tenant shall pay to Landlord the reasonable expenses incurred by Landlord in enforcing this provision, including but not limited to, towing and storage charges. All amounts due under the provisions of this Section shall be deemed to be Additional Rent. In the event any parking area is the subject of eminent domain under Section 25, Landlord shall have the right to provide substitute parking for Tenant, which substitute parking shall be substantially similar in terms of distance to and from the Building and the number of parking spaces as the existing parking, and Tenant shall not have any right to terminate this Lease or claim any eviction, constructive or otherwise.

17 INSURANCE; WAIVER OF SUBROGATION.

17.1 Landlord shall keep the Building (excluding any Tenant's Furnishing or Tenant owned or installed property) and Landlord's property therein insured for the full replacement value (without deducting depreciation) thereof (exclusive of the costs of foundations, excavations and footings) against loss or damage by perils customarily included under standard "all-risk" policies.

17.2 Tenant shall maintain, and shall cause any of its subtenants to maintain, for the benefit of, and name as an additional insured, Landlord, any mortgagees of Landlord, the Building management entity, and Tenant, as their interests may appear, (a) public liability insurance with a broad form commercial liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, against claims for death, personal injury and property damage, occurring upon, in or about the Premises; such insurance shall be carried in a minimum amount of not less than Two Million Dollars ($2,000,000.00) for bodily injury or death to any one person or any number of persons or property damage in any one occurrence; (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard tenant forms of fire insurance policies with "all risk" extended coverage, to Tenant's Furnishings, any Alterations installed by Tenant and Tenant's other personal property, for the full replacement cost thereof; (c) during such time as Tenant shall be constructing any Alterations, builder's risk insurance, completed value form, covering all physical loss and other costs and expenses (including, without limitation, architectural and engineering costs, general contractor overhead, project management expenses and legal fees) incurred in connection therewith, in an amount reasonably satisfactory to Landlord; and (d) worker's compensation insurance covering Tenant's employees, including employer liability with a limit of not less than $1,000,000 per

occurrence or such higher amount as is required by applicable Legal Requirements and Insurance Requirements; and (e) business interruption insurance in twelve (12) month intervals in an amount sufficient to pay Base Rent, Tenant's Proportionate Share of Operating Expense and such other Additional Rent which is of a continuing nature under this Lease. Certificates of insurance, showing that such insurance is in force and will not be canceled without sixty (60) days' prior written notice to Landlord shall be furnished to Landlord prior to Tenant's entering the Premises for the purpose of installing Tenant's Furnishings. Thereafter, certificates showing renewal of, or substitution for, policies which expire shall be furnished not less than thirty (30) days prior to the expiration of each policy. Tenant's coverage may be affected by blanket policies covering the Premises and other properties of Tenant.

17.3 All insurance required to be maintained by Tenant hereunder shall be written in form and substance reasonably satisfactory to Landlord by an insurance company with an A.M. Best's rating of at least A licensed to do business in the State of New Jersey, which shall be reasonably satisfactory to Landlord. Upon failure of Tenant to procure, maintain and pay all premiums therefor, Landlord may, at its option, do so, and Tenant agrees to pay the cost thereof to Landlord, as Additional Rent, within ten (10) days after Tenant's receipt of a bill therefor.

17.4 Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or any tangible property of either party, or any resulting loss of income, even though such loss or damage might have been occasioned by the negligence of such party, its employees or agents, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease, provided, however, the foregoing release by each party is expressly conditioned upon carrying insurance with the required waiver of subrogation described below, and if such coverage is not obtained or maintained by either party, then the other party's release shall be deemed to be rescinded until the other party has obtained the required insurance and waiver. Throughout the Term, each party agrees to use its best efforts to include in each of its insurance policies required under this Section 17 a waiver of the insurer's right of subrogation against the other party; or if such waiver should be unobtainable or unenforceable, an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy. If such waiver or agreement shall not be obtainable without additional charge, the insured party shall so notify the other party promptly and, if the other party shall pay the insurer's additional charge therefor, such waiver or agreement shall be included in the policy.

17.5 So long as Landlord's fire insurance policies include the waiver of subrogation or agreement to release liability referred to in Section 17.4, Landlord, to the extent that such insurance is in force and is collectible, hereby waives any right of recovery against Tenant, any of its subtenants, or any of its employees, agents, contractors, occupants, licensees or invitees, for any loss occasioned by fire or other casualty. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's policies, the waiver set forth in the foregoing sentence, upon prior Notice given by Landlord to Tenant, shall be of no further force or effect from and after the giving of such Notice. Landlord's failure to give such Notice shall not result in any liability of Landlord to Tenant. During any period that the foregoing waiver of the right of

recovery is in effect, Landlord shall look solely to the proceeds of such policies to compensate Landlord for any loss occasioned by any insured casualty.

17.6 So long as Tenant's fire insurance policies include the waiver of subrogation or agreement or permission to release liability referred to in Section 17.4, Tenant, to the extent that such insurance is in force and collectible, hereby waives (on behalf of itself and persons or entities claiming through it), and agrees to cause all other occupants of the Premises to execute and deliver to Landlord instruments waiving, any right of recovery against Landlord, and any mortgagees of Landlord, the Building management entity and any of their respective employees, agents or contractors, for any loss occasioned by fire or other insured casualty. In the event that at any time Tenant's fire insurance carriers shall not include such waiver or similar provisions in Tenant's policies, the waiver set forth in the foregoing sentence, upon prior Notice given by Tenant to Landlord, and any mortgagees of Landlord and the Building management entity, shall be of no further force or effect with respect to any insured risks under such policy from and after the giving of such Notice, or in the case such insurer shall not be willing to grant such waiver for all of the required parties, such waiver shall be of no force or effect with respect only to the required parties not included in such waiver. During any period that the foregoing waiver of right of recovery is in effect, Tenant, or any other occupant of the Premises, shall look solely to the proceeds of such policies to compensate Tenant or such other occupant for any loss occasioned by an insured casualty.

17.7 Except to the extent expressly provided in Section 17.4, nothing contained in this Lease shall relieve either party of any liability to the other or to their respective insurance carriers or any other party, by reason of any damage to the Premises or the Building by fire or other casualty.

18 TENANT'S EQUIPMENT.

18.1 Tenant shall not install any equipment of any kind or nature whatsoever in the Premises which will or may necessitate any changes, replacements or additions to, or in the electrical capacity or existing capacity of, the water system, heating system, plumbing system, air conditioning system, life safety system or any other system of the Premises and/or the Building without first obtaining the prior written consent of Landlord, which consent may be subject to, among other things, Tenant's compliance with the provisions of this Lease. If Tenant installs business machines and/or mechanical equipment which cause noise or vibration objectionable to other tenants of the Building or which, in Landlord's reasonable judgment, is harmful to the Premises, then Tenant, at Tenant's expense, shall promptly install and maintain noise or vibration eliminators or other devices sufficient to eliminate such noise and vibration. If Tenant installs business machines and/or computer equipment which, in Landlord's reasonable judgment, require cooling which is harmful or overtaxing to the HVAC system servicing the Premises, then Tenant, at Tenant's expense, shall promptly install and maintain a supplemental cooling system sufficient to eliminate such overtaxing. Landlord reserves the right to inspect the Premises to insure compliance with this Section.

18.2 Landlord shall have the right to approve the weight and position of safes and other heavy equipment or fixtures, which shall, if reasonably considered necessary by the Landlord, stand on weight distribution platforms or like devices approved in advance by Landlord. Landlord's approval under the preceding sentence shall not be unreasonably withheld or delayed provided any

such safes and other heavy equipment or fixtures will not exceed the maximum floor load of the floor in question after such weight distribution platform or like device is installed. Any and all non-structural damage or injury to the Premises caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises shall be repaired by, and at the sole cost of, Tenant. All structural damage or injury to the Premises caused by moving such property into or out of the Premises, or due to the same being on the Premises shall be repaired by Landlord, at Tenant's expense, and Tenant shall pay for the same as Additional Rent.

18.3 No furniture, equipment or other bulky matter of any description will be received into the Premises or carried in the passenger elevators except as approved by Landlord, and all such furniture, equipment, and other bulky matter shall be delivered only through the loading dock bays annexed to the Building (the "Loading Dock") and to the Premises by way of the freight elevators during Business Hours, upon reasonable prior notification to the supervisor of the Loading Dock and subject to the availability of the Loading Dock and freight elevators. In the event Tenant requests overtime service in accordance with the provisions of this Lease, such overtime service shall be at Tenant's sole cost and expense in accordance with the provisions of this Lease. All movement of furniture, equipment and other materials outside the Premises shall be at Tenant's expense and under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Tenant shall pay for Landlord's supervision, as Additional Rent, within ten (10) days after its receipt of an invoice therefor if Tenant's use of the freight elevators or Tenant's moving activities are supervised by Landlord during non-Business Hours. Tenant shall promptly remove from the sidewalks adjacent to the Building any of the Tenant's furniture, equipment or other material there delivered or deposited.

19 NON-LIABILITY AND INDEMNIFICATION.

19.1 Neither party (the "Indemnitee") nor shall Indemnitee's agents, employees, officers, directors, shareholders, managing agents, members or partners, nor its mortgagees, shall be liable to the other party (the "Indemnitor"), for, and the Indemnitor shall save and hold Indemnitee, its agents, employees, contractors, officers, directors, shareholders, partners, partners of such partners and principals (disclosed or undisclosed) and their mortgagees, harmless from and shall indemnify such parties against, any loss, liability, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty or fine incurred in connection with or arising from any acts or omissions (specifically including negligence and the failure to comply with this Lease) of the Indemnitor, its employees, agents, and contractors with respect to the Premises or the Building, including, without limitation, any injury to any person or for any damage to, or loss (by theft or otherwise) of any property. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be acting as Tenant's agent with respect to such property, and neither Landlord nor Landlord's agents shall be liable for any loss or damage to any such property.

19.2 Neither any (a) performance by Landlord, Tenant or others of any repairs or improvements in or to the Land, Building or Premises, (b) damage to the Building equipment, Premises or Tenant's personal property, (c) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, (d) latent defect in the Building, Building equipment or Premises, (e) temporary or permanent covering or bricking up of any windows of the Premises for any reason whatsoever

including, without limitation, Landlord's own acts, any Legal Requirement or any Insurance Requirement, nor (f) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall impose any liability on Landlord to Tenant, any occupant or any third party claiming by, through or under Tenant, except to the extent any of the events or occurrences referred to in the foregoing subdivisions (a) through (f) are the result of the negligence or willful misconduct of Landlord or Landlord's agents, representatives or contractors, or Landlord's failure to comply with its obligations under this Lease. Landlord, in making any repairs, alterations or improvements hereunder, shall prosecute the same in a diligent and workman-like manner utilizing such reasonable methods in order to minimize any disruption to Tenant's use of the Premises or the conduct of its business therein. In no event, however, shall Landlord be liable for injury or damage to Tenant or its property unless such injury or damage is caused by the gross negligence of Landlord or Landlord's agents, its employees, contractors, invitees or licensees. No representation is made that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's personal property or the property of any other person and in no event shall Landlord be liable to Tenant for any failure of Tenant's computer, telecommunications or data base systems, except to the extent any such failure is the result of the negligence or willful misconduct of Landlord or its agents, representatives or contractors, or landlord's failure to comply with its obligations under this Lease. Landlord reserves the right to discontinue or modify such communications or security systems or procedures without liability so long as Landlord shall continue to maintain communications or security systems comparable to those of Class A office buildings in Princeton, New Jersey.

19.3 Tenant hereby indemnifies Landlord and its respective agents, employees, contractors, officers, directors, managing agents, shareholders, partners, partners of such partners, and principals (disclosed or undisclosed) and its respective mortgagees, successors and assigns against liability or expense (including reasonable attorneys' fees and disbursements) in connection with or arising from (i) (a) any default by Tenant in the performance of any provisions of this Lease, and/or (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming by, through or under Tenant, and/or (c) claims for death, personal injury or property damage arising out of the acts, omissions or negligence of Tenant, or the contractors, agents, employees, invitees or licensees of Tenant in connection with the performance of any Alterations or any other work, labor, services or materials done for or supplied to Tenant, and/or (d) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, employees, invitees or licensees of Tenant or any such person, in or about the Premises or the Building either prior to, during or after the expiration of the Term, provided, however, that such indemnity applies only to the extent that any of the foregoing are not covered by Tenant's insurance, and further provided, that the foregoing indemnities exclude all liability or expense to the extent resulting from or in connection with Landlord's gross negligence or willful misconduct, or Landlord's failure to comply with its obligations under this Lease, and (ii) claims arising from any notices of violation or mechanic's liens arising from or in connection with the performance of any Alterations or any other work, labor, services or materials done for or supplied to Tenant. If any action, suit or proceeding arising from any of the foregoing is brought against Landlord, Tenant will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant, provided that Landlord shall have the right to be represented by counsel of its own selection, at Landlord's

expense, provided that prior to the occurrence and continuance of an Event of Default, Landlord shall not settle or release any claim without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed. If and to the extent that the foregoing provisions of this Section 19.3 may be unenforceable for any reason, Tenant hereby agrees to make the maximum contribution to payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

19.4 Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after written demand therefor, sums equal to all losses and other liabilities referred to in Section 19.3. The respective obligations of the parties under this Section 19 shall survive the expiration or earlier termination of this Lease.

20 ASSIGNMENT AND SUBLETTING.

20.1 Neither this Lease nor any part hereof, nor the interest of Tenant thereunder, shall, by operation of law or otherwise (including by corporate merger or acquisition), be assigned, mortgaged, pledged, encumbered, sublet or otherwise directly or indirectly transferred by Tenant, Tenant's legal representatives or successors in interest, and neither the Premises nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant, or anyone claiming under or through Tenant, or shall be sublet or be used, occupied, or utilized for desk space or for mailing privileges by anyone other than Tenant, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Notwithstanding the foregoing to the contrary, Tenant may assign this Lease, without Landlord's consent, to any subsidiary or affiliate of Tenant, or to any entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of Tenant (a "Permitted Transferee"), if such entity agrees in writing to assume and be bound by all of the obligations of Tenant under this Lease and a copy of such assignment and assumption instrument is delivered to Landlord.

20.2 If this Lease be assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, if any, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection or application of rent shall be deemed a waiver of any of the provisions of Section 20.1, or the acceptance of the assignee, subtenant, or occupant as a tenant, or be deemed to relieve, impair, release, or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant's part to be performed. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be deemed consent to, or be deemed to relieve Tenant from obtaining Landlord's written consent to, any other or further assignment, transfer, encumbering or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall include, without limitation, subtenants, licensees and others claiming under Tenant or under any subtenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Premises, or be deemed to constitute,

or serve as a substitute for, any consent of Landlord required under this Section, and it is understood that any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by Notice to Tenant. Tenant agrees to pay, as Additional Rent, reasonable attorneys' fees and disbursements incurred by Landlord in connection with any proposed assignment or sublease, including the reasonable costs of making investigations as to the acceptability of a proposed subtenant or assignee,

21 SUBORDINATION AND ATTORNMENT.

21.1 This Lease and all rights of Tenant hereunder are subject and subordinate in all respects to (a) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land or Building (collectively, including the applicable items set forth in subdivisions (b) and (c) of this Section 21.1, the "Superior Mortgage"), whether or not the Superior Mortgage shall also cover other lands or buildings or leases, (b) each advance made or to be made under the Superior Mortgage, and (c) all renewals, modifications, replacements, substitutions and extensions of the Superior Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, any instrument, in recordable form, that Landlord, or the holder of any Superior Mortgage (the "Superior Mortgagee") may reasonably request to evidence such subordination (provided that any such instrument has customary non-disturbance provisions, providing that Tenant's quiet enjoyment and possession of the Premises will not be disturbed by any such Superior Mortgagee, so long as Tenant is in compliance with the terms of this Lease). Any Superior Mortgagee may elect that this Lease shall have priority over such Superior Mortgage and, upon notification thereof by such Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to or subsequent to the date of such Superior Mortgage.

21.2 For purposes of this Section 21.2, the term "Successor Landlord" shall mean and include (i) any person, including but not limited to any Superior Mortgagee, who, prior to the termination of this Lease, acquires or succeeds to the interest of Landlord under this Lease through summary proceedings, foreclosure action, assignment, deed in lieu of foreclosure or otherwise, and (ii) the successors and assigns of any person referred to in clause (i) of this sentence. Upon any Successor Landlord's so acquiring, or so succeeding to, the interest of Landlord under this Lease, Tenant shall, at the election and upon the request of the Successor Landlord, and without further instruments of attornment, fully attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any Superior Lease is terminated. The foregoing provisions of this Section shall inure to the benefit of any such Successor Landlord, shall be self-operative, and no further instrument shall be required to give effect to said provisions. Upon demand of any such Successor Landlord, Tenant agrees to execute instruments to evidence and confirm the foregoing provisions of this Section reasonably satisfactory to any such Successor Landlord (provided that any such instrument has customary non-disturbance provisions, providing that Tenant's quiet enjoyment and possession of the Premises will not be disturbed by any such Successor Landlord, so long as Tenant is in compliance with the terms

of this Lease). Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or lessee.

22 ACCESS; CHANGE IN FACILITIES.

22.1 All parts (except non-glass surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, stairs, landings and roofs adjacent to the Premises, all space in or adjacent to the Premises used for columns, shafts, stacks, stairways, risers, elevator shafts and machinery, conduits, air conditioning rooms, telephone rooms, fan rooms, heating, ventilating, air conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building equipment, and the use thereof, as well as access thereto through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alteration and repair, are hereby exclusively reserved to Landlord (and, notwithstanding anything contained in this Lease to the contrary, Landlord shall have the obligation to maintain all such parts and areas). Landlord reserves the right, at any time upon reasonable notice, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the Building equipment, as well as in the entrances, doors, lobbies, interior and exterior plaza areas, corridors, elevators, Building stairs, landings, toilets and other public parts of the Building, as it may deem necessary or desirable, provided any such change (a) does not unreasonably deprive Tenant of access to the Premises, or (b) does not materially and adversely interfere with the use of the Premises, the use of any Alterations, or the services furnished to the Premises for an unreasonable length of time. Landlord shall give Tenant no less than 24 hours prior written notice to Tenant as to the commencement of such changes and the expected completion date for such work. In the event any such changes, with the exception of changes necessitated by Legal Requirements or Insurance Requirements, have a material adverse effect on any Alterations or installations made by Tenant, Landlord shall be responsible for the costs of correcting such adverse effects.

22.2 Landlord may install, use, control and maintain pipes, fans, ducts, wires and conduits within or through the Premises, or through the walls, columns and ceilings therein, provided that the installation work and resulting construction will not unreasonably interfere with Tenant's use and occupancy of the Premises. Tenant hereby grants Landlord access through the Premises (during reasonable business hours and upon not less that 24 hours prior written notice to Tenant) in connection with Landlord's installation, use, control and maintenance of such pipes, fans, ducts, wires and conduits. Where access doors are required by Landlord in or adjacent to the Premises for mechanical trades, Landlord shall furnish them and have all keys to such access doors. Tenant shall cooperate with Landlord in the location of Landlord's access doors for such facilities.

22.3 Landlord shall have the right to take all reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including, without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause or for drill purposes.

22.4 Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times, whether or not during Business Hours, upon 24 hour prior notice, or in the case of emergencies prior verbal notice, for any of the purposes specified in this Section and (a) to examine the Premises or for the purpose of performing any obligation of Landlord or exercising any right

reserved to Landlord in this Lease; (b) to exhibit the Premises to prospective mortgagees or purchasers of the Building; (c) to exhibit the Premises to prospective tenants, but only within the last six (6) months of the Term; (d) to make or cause to be made such repairs or improvements, or to perform such maintenance, including the maintenance of Building equipment, as Landlord may deem necessary or desirable or required by any Governmental Authority, Legal Requirement or Insurance Requirement; and (e) to take into and temporarily store, during the course of such repairs, improvements or maintenance, upon the Premises all materials that may be required in connection therewith. If Tenant, its agents or employees shall not be present or shall not permit an entry into the Premises at any time when such entry shall be permissible, Landlord may use a master key or forcibly enter the Premises without any liability therefor. In connection with any entry into the Premises by Landlord, Landlord and its agents, representatives and contractors, shall not unreasonably interfere with Tenant's use and occupancy of the Premises or Tenant's business.

22.5 Except as otherwise set forth in this Section 22 or caused by Landlord's gross negligence or willful misconduct the exercise of any rights retained by Landlord pursuant to this Section 22 shall be without liability to Tenant or any person claiming through Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use of possession or giving rise to any claim for setoff or abatement of Base Rent or Additional Rent.

23 RULES AND REGULATIONS.

23.1 Tenant and Tenant's agents, employees, licensees and invitees will fully and promptly comply with all requirements of the rules and regulations of the Building and related facilities which are attached hereto as Exhibit C. Landlord shall at all times have the right to change such rules and regulations and/or Building services or to promulgate other rules and regulations and/or Building services in such manner as may be deemed advisable for safety, care, or cleanliness of the Building and related facilities or premises, and for preservation of good order therein, all of which rules and regulations and/or Building services, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant,. Tenant shall further be responsible for the compliance with such rules and regulations and/or Building services by the employees, servants, agents, visitors, licensees and invitees of Tenant. In the event of any conflict between the provisions of this Lease and the provisions of the rules and regulations, then the provisions of this Lease shall control.

24 DAMAGE OR DESTRUCTION.

24.1 If: (a) the Building shall be so damaged by reason of fire or other casualty that the cost of alteration or reconstruction of the Building shall, in Landlord's reasonable opinion, cost in excess of 50% of the replacement cost of the Building (whether or not the Premises shall have been damaged by the casualty); or (b) the Premises shall be so damaged by reason or fire or other casualty that: (i) the cost of restoration of the Premises is, in Landlord's reasonable opinion, more than 25% of the Base Rent then remaining to be paid by Tenant for the balance of the Lease Term; or (ii) the time to fully restore the Premises to the condition of such Premises prior to the casualty will take, in Landlord's reasonable opinion, more than ninety (90) days from the date of the casualty, then in any of such events, either party shall have the right to terminate this Lease upon written notice to the

other party given within thirty (30) days after Landlord's determination. Landlord agrees to make the determinations required under the foregoing clause and to give written notice of such determination to Tenant within thirty (30) days from the date the casualty occurs. If the casualty does not rise to the level that would give rise to a right of termination to either party as set forth above, or if the casualty does give rise to such termination right, but neither party terminates the Lease as and within the time frames provided above, then Landlord, at Landlord's expense, shall perform Landlord's Restoration Work (as hereinafter defined), subject to Legal Requirements (including, without limitation, applicable zoning codes) then in effect, and Tenant, at Tenant's expense, shall perform Tenant's Restoration Work (as hereinafter defined), with reasonable dispatch and continuity. Except as provided in Section 24.6, Base Rent and Additional Rent shall be equitably abated to the extent that the Premises shall have been rendered untenantable, taking into equitable consideration whether any portion of the Common Areas or the Building or Building Systems are not usable by Tenant to the same extent as they were prior to the casualty. Such abatement shall commence on the date of such damage, provided Tenant has given prompt Notice of such damage to Landlord, and shall continue until the date the Premises shall no longer be untenantable or, in the event of Tenant Delay or any delay in Tenant's performance of Tenant's Restoration Work, until the date the Premises would have been tenantable but for such Tenant Delay or other delay in Tenant's performance of Tenant's Restoration Work; provided, however, should Tenant occupy a portion of the Premises for the conduct of its business during the period the repair work is taking place and prior to the date the Premises are no longer untenantable, the Base Rent and Additional Rent allocable to such occupied portion, based upon the proportion which the occupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

24.2 "Landlord's Restoration Work" shall include all of the work necessary to repair, restore, replace and rebuild the Building to substantially the same condition as that in which it was immediately prior to the beginning of the fire or other casualty; provided, however, that Landlord's Restoration Work shall not include the repair, restoration, replacement or the rebuilding of (i) Tenant's Furnishings, (ii) "Tenant's Restoration Work", (iii) any Alteration made or installed by or on behalf of Tenant pursuant to Section 12 hereof or (iv) any part of the furniture, business equipment or other personal property which may have been placed by Tenant within the Premises.

24.3 "Tenant's Restoration Work" shall include (i) Tenant's Furnishings, (ii) any Alteration made or installed by or on behalf of Tenant pursuant to Section 12 hereof or (iii) any part of the furniture, business equipment or other personal property which may have been placed by Tenant within the Premises.

24.4 Intentionally Left Blank.

24.5 Except as caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable for any inconvenience to Tenant or injury to the business of Tenant resulting in any way from any such damage by fire or other casualty, or the repair thereof. Landlord will not carry insurance of any kind on Tenant's Furnishings, any Alterations or any other personal property of Tenant, and Landlord shall not be obligated to repair any damage thereto, or replace the same, or bear any of the risk of loss with respect thereto.

25 EMINENT DOMAIN.

25.1 In the event that all or a material portion of the Land, the Building or the Premises shall be acquired or condemned by eminent domain, this Lease shall terminate as of the date of the vesting of title in the condemning authority as if said date were the Expiration Date. If only a non-material part of the Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease shall continue in full force and effect, but from and after the date of the vesting of title, the Base Rent shall be reduced by an amount equal to the product obtained by multiplying (i) the Base Rent in effect immediately prior to such condemnation by (ii) a fraction, the numerator of which is the number of rentable square feet of the Premises taken and the denominator of which is the number of rentable square feet of the Premises immediately prior to the condemnation. Tenant's Proportionate Share shall also be reduced to equal a fraction, the numerator of which is the number of rentable square feet of the Premises after the taking and the denominator of which is the number of rentable square feet of the Building after the taking. The aforesaid calculations shall be reasonably determined by Landlord, whose calculations shall be conclusive absent manifest error. Notwithstanding the foregoing, if part of the Premises shall be so acquired or condemned so that the remaining Premises is inadequate for Tenant's Permitted Use and business needs, as reasonably determined by Tenant, then Tenant may, within ninety (90) days following the date of vesting of title, give Landlord thirty (30) days' Notice of termination of this Lease. In the event any such thirty (30) day Notice of termination is given by Tenant, this Lease shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date, without prejudice to Landlord's or Tenant's rights under this Lease in effect prior to such termination, and Rent shall be apportioned as of such date or sooner termination.

25.2 If such a part of the Land or the Building shall be so acquired or condemned so that continued operation of the remaining portion of the Building shall be impracticable or uneconomical as determined by Landlord using commercially reasonable judgment, or such that Landlord elects to terminate the Lease of any other tenant whether or not the Premises shall be affected, then Landlord may, within ninety (90) days following the date of vesting of title, give Tenant thirty (30) days' Notice of termination of this Lease. In the event any such thirty (30) day Notice of termination is given by Landlord, this Lease shall terminate upon the expiration of said thirty (30) days with the same effect as if that date were the Expiration Date, without prejudice to Landlord's or Tenant's rights under this Lease in effect prior to such termination, and Rent shall be apportioned as of such date or sooner termination.

25.3 In the event of any such acquisition or condemnation of all or any part of the Land or the Building, Landlord shall receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and agrees not to join in any claim made by Landlord and to execute all further documents that may be reasonably required in order to facilitate the collection of the award by Landlord. Tenant shall, however, retain the right to make a separate claim for (i) the value of any personal property taken, and (ii) its moving expenses, provided same does not diminish or delay the award otherwise obtainable by Landlord. Landlord agrees not to interfere with Tenant's rights to pursue such claim and further agrees that it will assist Tenant in making such claim and execute such documents as are reasonably necessary.

25.4 If the use or occupancy of all or part of the Premises shall be condemned or taken on a temporary basis (not to exceed sixty (60) days), this Lease shall remain unaffected by such condemnation or taking and Tenant shall continue to be responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation or taking) and it shall continue to pay the Base Rent and Additional Rent as provided hereunder. Tenant shall have the right to claim, prove and receive so much of any award for such condemnation or taking for temporary use or occupancy as represents compensation to Tenant for the lack of use and occupancy of the Premises during such temporary taking, and for business losses caused by such temporary taking, as well as the loss of value or utility of Tenant's personal property, Tenant's Furnishings and any Alterations and Tenant's moving expenses, up to and including the Expiration Date or the date of termination of the condemnation or taking for temporary use or occupancy, whichever is earlier, and Landlord shall be entitled to claim, prove and receive the balance of any such award.

25.5 If the width of any street upon which the Land is situated or abuts shall be changed, this Lease shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect and keep the entire award that may be made. Tenant hereby assigns to Landlord all of its right in and to every such award or any part thereof.

25.6 The terms "condemnation" and "acquisition" as used herein shall include any agreement in lieu of or in anticipation of the exercise of the power of eminent domain between Landlord and any Governmental Authority authorized to exercise the power of eminent domain.

26 CONDITIONS OF LIMITATION/DEFAULT.

26.1 This Lease and the Term and estate hereby granted are subject to the limitations that:

(a) if Tenant shall fail to make a payment of any Base Rent or Additional Rent within seven (7) days of when due; or

(b) if Tenant shall default in the performance of any term of this Lease on Tenant's part to be performed (other than the payment of Base Rent and Additional Rent) and Tenant shall fail to remedy such default within thirty (30) days after Notice of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days, or if Tenant shall not (x) promptly upon the giving by Landlord of such Notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (y) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (z) complete such remedy within a reasonable time after the date of the giving of said Notice by Landlord and in any event prior to such time as would either (i) subject Landlord, Landlord's agents, any Superior Mortgagee to criminal prosecution or civil liability, including, without limitation, the imposition or threatened imposition of an order to vacate or revocation or suspension of the certificate of occupancy for the Building or the Premises, or (ii) cause a default under any Superior Mortgage; or

(c) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation

of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Section 20; or

(d) if the Premises shall become vacant or abandoned for a period of thirty (30) consecutive days or if Tenant shall fail to take occupancy of the Premises within thirty (30) days after the Lease Commencement Date; or

(e) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or commence an action under the Bankruptcy Code, or shall be adjudicated a debtor, or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

(f) if, within ninety (90) days after the commencement of any proceeding and/or action against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment of any trustee, custodian, receiver or liquidator of Tenant or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

then in any of said events, an "Event of Default" shall be deemed to exist.

27 REMEDIES.

27.1 By Notice to Tenant, Landlord shall have the right to accelerate all Base Rent and any other sums due hereunder and otherwise payable in installments over the remainder of the Term, and the then present value of all such sums (calculated using a discount rate of four percent (4%)), without further Notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

27.2 Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by Notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises, or (ii) to terminate this Lease under Section 27.3 below, and to recover by an action at law all Base Rent and Additional Rent; and if Tenant shall have paid part but not all

of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord as determined by the applicable provisions of Sections 27.3 and 27.4 below.

(a) By Notice to Tenant, Landlord shall have the right to terminate the Lease as of a date specified in the Notice of termination and in such case, Tenant's rights, and to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Environmental Matters, Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination, including the payment of Base Rent and Additional Rent.

(b) Following such termination (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any Notice to quit or any other further Notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any Alterations to the Premises made by Tenant), as well as the property of others as may be in the Premises, and make disposition thereof in such a manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

(c) Following such termination, Tenant shall comply with ISRA if applicable to Tenant's operations at the Premises and all other applicable provisions in Section 35 of this Lease. The costs of complying with ISRA or of obtaining a "nonapplicability letter" and the costs of any cleanup, filing, or testing shall be the sole responsibility of Tenant and shall be deemed to be Additional Rent and shall be included as part of Landlord's damages under the provisions of Section 27.5 of this Lease. Landlord shall have no obligation under this Section 27.2 to mitigate the requirements of any closure plan or Tenant's liability or responsibility thereunder.

27.3 Unless and until Landlord shall have terminated this Lease under Section 27.2(a) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable attorneys' fees, incurred by Landlord, directly or indirectly, because of any Event of Default having occurred. The termination of this Lease shall not relieve Tenant of its obligations to pay any Base Rent or Additional Rent which may be due.

27.4 If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, Landlord shall have the unrestricted right to and shall use reasonable efforts to relet the Premises or any part(s) thereof to such tenant(s) on such terms and for such period(s) as Landlord may deem appropriate. It is understood that Landlord shall have no obligation to have the Premises available for reletting or

otherwise endeavor to relet so long as Landlord (or any related entity) has other vacant space or property available for leasing to others in the Building of which the Premises is a part.

27.5 In the event of termination, the damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

(a) all Base Rent and Additional Rent accrued and unpaid as of the termination date; and

(b) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including attorneys' fees and the cost of removal and storage of Tenant's property, improvements and Alterations therefrom, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the Premises or any part for reletting the same, (iii) any costs incurred under Section 27.2(c), (iv) the costs of reletting (exclusive of those covered by the foregoing (ii)) including brokerage fees and attorneys' fees, and (v) any special overhead expenses related to the vacancy of the Premises not in excess of ten (10%) percent of the total Base Rent and Additional Rent otherwise to be paid by Tenant over the remainder of the Term, for each month or part thereof between the date of termination and the re-letting of the entire Premises; and

(c) all Base Rent and Additional Rent (estimated by Landlord) otherwise payable by Tenant over the remainder of the Term.

Less (deducting from the total determined under sub-paragraphs (a), (b) and (c)) all rent and all other additional rent to the extent determinable as aforesaid (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or any part thereof during or attributable to any period falling within the otherwise remainder of the Term.

27.6 The damage sums payable by Tenant under the preceding provisions of this Section 27 shall be payable on demand from time to time as the amounts are determined.

27.7 Landlord shall have all rights and remedies now or hereafter existing at law with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord or Tenant shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord and Tenant shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

27.8 Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum

allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to or less than the amount of the loss or damage referred to above.

27.9 No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by the Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of the Lease and the recovery of the Premises because of Tenant's previous default.

28 SURRENDER OF PREMISES.

28.1 No act or thing done by Landlord or its agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

28.2 On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord upon the Premises pursuant to Section 27, Tenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair except for ordinary wear, tear and damage by fire or other insured casualty, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease and subject to the provisions of Sections 11 and 12). Tenant shall remove from the Premises and Building all of Tenant's personal property and personal effects of all persons claiming through or under Tenant, and shall promptly pay Landlord the cost to repair all damage to the Premises and the Building occasioned by such removal.

28.3 INTENTIONALLY DELETED.

28.4 If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations under Section 28.2 shall be performed on or prior to the immediately following business day.

28.5 Any Alterations which, pursuant to Section 12.4, Landlord elects to have removed, or any personal property of Tenant which shall remain in the Premises after the termination

of this Lease, shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of, at Tenant's expense, in such manner as Landlord may determine.

28.6 If the Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord and holds it harmless against any loss, cost, expense and/or liability (including attorneys' fees) resulting from or incurred by Landlord in connection with any delay by Tenant in so surrendering the Premises including, without limitation, any claims by any succeeding tenant or prospective tenant founded upon such delay, or any loss of a prospective tenancy relating to such delay.

28.7 In the event Tenant remains in possession of the Premises after the termination of this Lease without the consent of Landlord, then, at the option of Landlord and without waiving the liability of Tenant for the first ninety (90) days of such holdover, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, at a monthly rental equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent payable during the last month of the Term. In the event such holdover by Tenant exceeds ninety (90) days, then from and after the ninety-first (91st) day, the monthly rental shall be at the rate of two hundred percent (200%) of the Base Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease, insofar as the same are applicable to a month-to-month tenancy.

28.8 Tenant's obligations under this Section 28 shall survive the expiration or earlier termination of this Lease.

29 BROKERAGE.

29.1 Tenant represents and warrants that Tenant's Broker is Tenant's sole broker. Tenant's Broker and Landlord's Broker have been involved in negotiations to bring about this Lease. Each party agrees to indemnify and hold the other party harmless from any and all claims for commission, fee or other compensation by any other brokers or Persons who shall claim to have dealt with the indemnifying party in connection with this Lease, and for all costs and expenses incurred in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant, including, without limitation, reasonable attorneys' fees and disbursements. Landlord hereby agrees to pay the Brokers any commissions due, if any, pursuant to a separate agreement. However, in no event shall Landlord be responsible for payment of commission to Tenant's Broker if Tenant is represented by another broker other that Tenant's Broker in connection with the renewal, extension, expansion or amendment of this Lease, provided, that said other broker is not an affiliate or subsidiary of Landlord. The provisions of this Section 29 shall survive the expiration or earlier termination of this Lease.

30 TENANT ESTOPPEL CERTIFICATES.

30.1 Tenant agrees to execute and return within twenty (20) days after request by Landlord, or the holder of any Superior Mortgage, a certificate prepared by Landlord and signed by Tenant (i) confirming the status of this Lease and the Lease Commencement Date, Base Rent Commencement Date and such other date as is reasonably requested, (ii) confirming the absence of any defaults hereunder or if any default shall exist, stating the nature thereof, (iii) stating the dates to

which Base Rent and Additional Rent have been paid hereunder and the amounts thereof and (iv) confirming and containing such other factual certifications and representations deemed appropriate by Landlord, or the holder of any Superior Mortgage, and which are reasonable and customary for estoppel certificates from commercial office tenants. Tenant shall, as soon as possible but in any event within twenty (20) days following receipt of said proposed certificate from Landlord, return a fully executed, dated and notarized copy of said certificate to Landlord. In the event Tenant shall fail to return a fully executed copy of such certificate (or a fully executed copy of a modified certificate reasonably acceptable to Landlord) to Landlord within the foregoing twenty (20) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

31 LANDLORD ESTOPPEL CERTIFICATES.

31.1 Landlord agrees to furnish within twenty (20) days after request by Tenant, and no more than twice per year, a certificate signed by Landlord stating the date to which Base Rent and Additional Rent has been paid by Tenant and confirming the absence or existence of defaults hereunder of which Landlord has knowledge.

32 NOTICES.

32.1 Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

32.1.1 All Base Rent, Additional Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Fundamental Lease Provisions or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

32.1.2 All notices, requests, demands or other communications (each, a "Notice") with respect to this Lease, whether or not herein expressly provided for, shall be in writing and shall be given by hand delivery or by United States certified or registered mail, postage prepaid, return receipt requested, or by express mail or overnight courier, or by telecopier (with a requirement of confirmation of receipt if a Notice is sent by telecopier) to the parties at their respective addresses or telecopy numbers as set forth in the Fundamental Lease Provisions. Any such addresses for the giving of Notice may be changed by either party by giving Notice thereof to the other. Notices shall be deemed given when so mailed, except for any Notice of default, which shall be deemed given when received and except for Notices sent by telecopier, which shall be deemed given when confirmed received.

33 INTENTIONALLY DELETED.

34 PERSONAL LIABILITY.

34.1 The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project and in no event shall Tenant make any claim against the shareholders, officers, directors, individuals, partners or joint venturers of Landlord, or any partners of such partners or joint venturers, for any deficiency or other money judgment, however termed, nor shall any such shareholders, officers, directors, individuals, partners or joint venturers, or any partners of such partners or joint venturers, have or be subject to any personal liability and the assets of such parties shall not be subject to levy, attachment or other enforcement of a remedy sought by Tenant or anyone claiming by, through or under Tenant for any breach or claim hereunder. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

35 ENVIRONMENTAL MATTERS.

35.1 Tenant represents and warrants that Tenant's SIC (Standard Industrial Classification) Number, as designated in the Standard Classification Manual prepared by the Office of Management and Budget, and as set forth in the Fundamental Lease Provisions, is correct. Tenant further represents and warrants that Tenant's SIC Number as set forth in the Fundamental Lease Provisions is not subject to ISRA as presently adopted and promulgated. Landlord represents, to the best of its knowledge, that the Project is as of the date of this Lease in compliance with all Legal Requirements.

35.2 Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of Hazardous Materials (as hereinafter defined). Tenant further covenants that it will not cause or permit to exist, as a result of an intentional or unintentional action or omission on Tenant's part, the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping from, on or about the Premises of any Hazardous Materials.

35.3 Intentionally deleted.

35.4 Intentionally deleted.

35.5 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses, and costs and expenses (including attorney's fees and court costs) which arise at any time during or after the Term as a result of or in connection with (i) Tenant's breach of any prohibition or requirements set forth in this Section, and (ii) any Hazardous Materials present or occurring in the Premises as a result of Tenant's, its agents', employees', on-site contractors', or invitees' activities or omissions on or in connection with the Premises. This obligation by Tenant to indemnify, defend, and hold harmless Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions, preparation of any remedial or cleanup plan, or any cleanup, remedial, removal, or restoration work required or undertaken by Landlord or any Governmental Authority because of any Hazardous Materials occurring or present in, on, under, or about the Premises as a result of acts or omissions of

Tenant, diminution in value of the Premises, damages for the loss or amenity of the Premises, and sums paid in settlement of claims, penalties, attorneys' fees, court costs, consultant and laboratory fees, and expert's fees as a result of Tenant's, its agents', employees', on-site contractors' or invitees' activities or omissions on or in connection with the Premises. Without limiting the foregoing, if any Hazardous Materials attributable to Tenant, its agents, employees, on-site contractors, or invitees, or the activities of any of them, are found on, under or about the Premises, Tenant shall promptly take all actions, at its sole expense, necessary to return the Premises to the condition existing prior to the introduction of Hazardous Materials to the Premises in accordance with the Resource Conservation and Recovery Act (42 U.S.C., Section 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C., Section 9601 et seq.); ISRA; all applicable fire and municipal building codes, and any amendments thereto and any applicable guidelines or regulations promulgated thereunder (collectively, the "Applicable Laws"); provided (i) that, except in emergency situations (in which case Notice shall be given to Landlord as soon as practicable), Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld or delayed, and (ii) if it is impossible to return the Premises to such condition, as determined by Landlord in its reasonable judgment, then Tenant may substitute an alternative action which will achieve and maintain the safe condition of the Premises, if such alternative is acceptable to Landlord in its sole discretion.

35.6 In the event of Tenant's failure to comply in full with this Section 35, Landlord may, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest until payment at the rate provided in Section 6.1.

35.7 As used herein, the term "Hazardous Materials" means any hazardous, toxic, flammable, or explosive substance, material, or waste which is or becomes regulated by any Governmental Authority. The term "Hazardous Materials" includes, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C., Section 1317), (iv) defined as "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C., Section 6901 et seq., (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601 et seq., (vi) defined as a "hazardous substance" or "hazardous waste" under ISRA or the ISRA Rules, N.J.A.C. 7:26B-1 et seq., (vii) defined as a "hazardous substance" under the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11(b)(k), or (viii) defined as a "hazardous" or "toxic" substance in any law similar to or in any amendment of any of the foregoing laws.

35.8 This Section 35 shall survive the expiration or sooner termination of this Lease.

36 INTENTIONALLY DELETED.

37 INTENTIONALLY DELETED.

38 NO RECORDING.

38.1 Tenant shall not have the right to record this Lease or a memorandum thereof and same shall not be recorded. Any recording or attempted recording of this Lease by Tenant shall constitute all Event of Default.

39 SMOKING POLICY.

39.1 Tenant will inform each of its employees of Landlord's policy concerning smoking which are set forth in the Rules and Regulations for the Building, as same may be amended or modified from time to time in accordance with the terms of this Lease.

40 INTENTIONALLY DELETED.

41 MISCELLANEOUS.

41.1 Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

41.2 The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord and Tenant shall execute a copy of this Lease and Landlord delivers a fully executed copy to Tenant.

41.3 Any approval by Landlord or Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any Alterations or construction of other improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with any Alterations or the construction of other improvements in the Premises in accordance with such drawings, plans and specifications.

41.4 If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in New Jersey (if so required by applicable law), that the corporation has full right and authority to enter into this Lease, and that each of the persons signing on behalf of the corporation are authorized to do so.

41.5 Although this Lease was drawn by Landlord, both Landlord and Tenant have had significant comment with respect to the terms and provisions contained therein, Accordingly, this Lease shall not be construed either for or against Landlord or Tenant, but shall be construed simply according to its fair meaning.

41.6 Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, as the case may be, Landlord or Tenant, as the case may be, shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays caused by or attributable to acts of God, unusual weather conditions, strikes, lockouts, labor disputes, inability to obtain an adequate supply of materials, fuel, water, electricity, or other supplies, casualty, governmental action, accidents, breakage, repairs or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord or Tenant, as the case may be, (collectively "Force Majeure").

41.7 If any clause or provision of this Lease provides that Landlord's consent or approval as to any matter will not be unreasonably withheld or delayed, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

41.8 If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then and in that event, the remainder of this Lease shall not be affected thereby. In lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and legal, valid and enforceable.

41.9 This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof.

41.10 Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Base Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone claiming through Landlord, subject to the terms and conditions of this Lease.

41.11 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

41.12 The captions contained in this Lease are for the convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

41.13 Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

41.14 The term "Landlord" as used in this Lease shall mean only the owner, or the mortgagee in possession, for the time being, of the Building, or the owner of a lease of the Building, so that in the event Landlord shall sell or convey the Building to any party, such party shall be deemed to have assumed the obligations of Landlord arising from and after the date of such sale, all liabilities and obligations on the part of the Landlord under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new landlord, and it shall be so deemed and construed without further agreement between Landlord and its successors in interest.

41.15 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto with respect to the matters set forth herein and to the extent permitted under this Lease to each of their respective representatives, successors and assigns.

41.16 This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease, and the Exhibits annexed hereto, shall be of any force or effect.

41.17 This Lease and the rights and obligations of both parties hereto hereunder shall be governed by the laws of the State of New Jersey.

41.18 This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument which may be sufficiently evidenced by one counterpart, and any of the parties hereto may execute this Lease by signing any such counterpart.

41.19 Landlord hereby agrees to subordinate any landlord's lien it may have, to any lien or other security interest which secures any furnishings, inventory, equipment or fixtures of tenant placed in or on the Premises, provided that any such subordination instrument requested by any lender to Tenant is reasonably satisfactory in form and content to Landlord.

* * *

1.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year above written.

LANDLORD:

PRINCETON PARK ASSOCIATES LLC,
a Delaware limited liability company

By: AMERICAN LANDMARK PROPERTIES Ltd., an Illinois corporation, its Managing Agent

By: /s/ John M. Huston
John M. Huston
Executive Vice President

TENANT:

OMNICOMM SYSTEMS, INC., a Delaware corporation

By: /s/ Ronald T. Linares
Print Name: Ronald T. Linares
Title: Chief Financial Officer

EXHIBIT A

Legal Description of the Land

All that certain tract, parcel and lot of land lying and being situate in the township of South Brunswick, County of Middlesex, State of New Jersey, being more particularly described as follows::

BEGINNING at a point in the northwesterly sideline of Cornwall Road (60.00 foot right of way) said point being distant 335.55 feet measured northeasterly along said sideline of Cornwall Road from the intersection with the northeasterly sideline of Executive Drive and from said point or place of beginning running thence:

(1) North 30 degrees 57 minutes 26 seconds West, 503.06 feet to a point;

(2) North 43 degrees 03 minutes 34 seconds East, 1581.59 feet to a point;

(3) South 31 degrees 27 minutes 50 seconds East, 173.71 feet to a point;

(4) South 31 degrees 12 minutes 50 seconds East, 649.13 feet to a point in the aforesaid northwesterly sideline of Cornwall Road, thence;

(5) Along said northwesterly sideline of Cornwall Road, South 54 degrees 16 minutes 43 seconds West, 13.42 feet to a point on a curve; thence;

(6) Still along the same westerly on a curve to the left having a radius of 72.00 feet and an arc distance of 154.75 feet and a chord which bears South 58 degrees 24 minutes 53 seconds West, 126.64 feet to a point of reverse curvature, thence;

(7) Still along the same southerly on a curve to the right having a radius of 18.00 feet and an arc distance of 18.15 feet to a point of tangency;

(8) Still along the same South 54 degrees 36 minutes 39 seconds West, 892.16 feet to a point; thence;

(9) Still along the same South 54 degrees 53 minutes 43 seconds West, 482.12 feet to the point or place of beginning.

EXHIBIT A-1

Location Map of Premises

OMNICOMM Systems, Inc.

PRINCETON PARK CORP. CENTER
1100 CORNWALL ROAD
MONMOUTH JUNCTION, NEW JERSEY


AREA OF
PREMISES

▧ DENOTES TENANT SPACE

(1) PROPOSED KEY PLAN (SK-5)
SCALE: N.T.S

PRINCETON PARK ASSOCIATES 1100 CORNWALL ROAD MONMOUTH JCT., NEW JERSEY	FIRST FLOOR DATE: JULY 31, 2009	WEISS DESIGN GROUP ARCHITECTURE INTERIOR DESIGN 629 W.MOUNT PLEASANT AVENUE, LIVINGSTON,N.J. 07039 TEL.:(973)994-9490 www.weissdesigngroup.com NJ Lic #10001 NY Lic #021367

EXHIBIT B
Holiday Schedule

New Year's Day

Memorial Day

Independence Day

Labor Day

Thanksgiving Day

Christmas Day

EXHIBIT C

Rules and Regulations

1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Tenant, bring in, store, or use any materials in the Building which would create an unreasonable risk of causing a fire or an explosion or producing any noxious fumes or vapor. Tenant shall not make or permit any improper or unreasonably loud noise (i.e., noise which would disturb any other tenant) or unreasonable vibrations in the Building, smoke in the elevators, throw substances of any kind out of any window or clean the exterior windows.

2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other inappropriate substances of any kind shall be thrown into them. All faucets shall be turned off when not in use.

3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. No signs, advertisements or notices shall be inscribed, painted, affixed, or displayed, in, or upon or behind any windows, except as may be required by law or agreed upon in writing by the parties; and no sign, advertisement or public notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building (other than within the Premises), without the prior written consent of Landlord. The foregoing notwithstanding, Landlord shall approve signage, which is consistent with the standards of the Building. Any such sign, advertisement or notice, as consented to by Landlord, shall be inscribed, painted or affixed by Tenant at the sole cost of Tenant.

4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, or on the property without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

5. Tenant shall not, without Landlord's prior written consent, lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or similar adhesive material being expressly prohibited.

6. Landlord shall have the right to prescribe the weights, size and position of all safes and other bulky or heavy equipment and all freight brought into the building by any tenant; and also the times of moving the same in and out of the Building; and all such moving must be done only with the prior written consent (which consent shall not be unreasonably withheld) and under the supervision of the Landlord. Landlord shall not be responsible for loss of or damage to any such equipment or freight from any cause except for Landlord's gross negligence; but all damage done to the Building by

moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size and construction as shall be designated by the Landlord.

7. No machinery or articles of unusual weight or size shall be allowed in the Building, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in setting sufficient, in Landlord's reasonable judgment, to absorb and prevent unreasonable vibration, noise and annoyance.

8. Subject to Tenant's security requirements, no additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Two keys will be furnished to Tenant by Landlord; any additional keys requested by Tenant shall be paid for by Tenant at cost. Tenant, its agents and employees, shall not have any duplicate key made. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

9. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the Premises without the prior written consent of Landlord. Tenant shall be responsible for labor harmony. Except for Landlord's negligence, Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause, in which event Tenant's sole remedy shall be an action against such janitor's service and/or janitors. The janitor's service furnished by Landlord does not include the beating or cleaning of carpets or rugs.

10. No bicycles, vehicles, skateboards, roller skates, roller blades or animals (other than handicapped assisting animals) of any kind shall be brought into or about the Premises.

11. Work required to be performed pursuant to the Lease on behalf of Tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited, except for the use of microwave ovens and coffee makers.

13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; or permit the Premises to be used for illegal gambling or service of alcoholic beverages. Tenant shall not occupy or permit any portion of the Premises leased to it to be occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop or in any other manner prohibited by the Lease.

14. After 6:00 p.m. until 8:00 a.m. on weekdays, after 1:00 p.m. on Saturdays and at all hours on Sundays and legal holidays, the Building is closed. Landlord reserves the right to exclude from the Building during such periods all persons who are not in possession of a key to the Building, provided, however, Tenant's business invitees shall not be so excluded. Each tenant shall be responsible for all persons for whom it issues a key and shall be liable to Landlord for all acts of such persons. Tenant may, at its own expense, install additional security systems to further protect the Premises, provided, however, that Tenant shall have obtained the prior written consent of Landlord for such additional security system, which consent shall not be unreasonably withheld, and provided further that such security system shall not prevent access by Landlord for repairs or any other purpose permitted under the Lease or by emergency services, as required, except for Tenant's secured area.

15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written reasonable approval of the Landlord. Such curtains and shades must be of a quality, type, design, and color, and attach in a manner approved by Landlord. All of the Premises must be of a quality, type, design and bulb color approved by the Landlord.

16. Canvassing, soliciting and peddling in the Building are prohibited (except in the ordinary course of Tenant's business), and Tenant shall cooperate to prevent the same.

17. There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks shall be allowed in passenger elevators.

18. Each tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

19. Landlord shall have the right to prohibit any advertising by Tenant, its subtenants and assignees which depicts or refers to the Building other than to identify it as the address of Tenant's business.

20. Tenant shall list all articles to be taken from the Building (other than those to be taken out in the usual course of business of Tenant) on Tenant's letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building; provided, however, Tenant shall not be deemed in breach of the Lease for failure to comply with this provision.

21. Landlord shall not be responsible to Tenant for the nonobservance or violation of any of these Rules and Regulations by any other tenant.

22. Tenant shall endeavor to report to Landlord any suspicious persons in the Building or upon the office Building Area, and all conduct resulting in harm to any person and/or damage and/or theft to any property, but failure to do so shall not be deemed a default under the Lease.

23. Tenant shall endeavor to report to Landlord any condition in the Building which poses a risk of harm to any person and/or property, but failure to do so shall not be deemed a default under the Lease.

24. Tenant shall promptly furnish to Landlord a copy of any summons, complaint or other legal process and all notices or claims of violation of any law, regulation, code or ordinance arising out of any incident occurring in or about the Building which relates to Tenant's use or occupancy of the Premises.

25. Tenant and its employees shall park their cars only in those portions of the parking areas designated by Landlord. Parking in an unauthorized location may result in the car being towed away at Tenant's expense.

26. The public and common sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, or halls shall not be obstructed, or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises.

27. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passage ways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

28. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and if linoleum, rug or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited. Notwithstanding the foregoing tenant may affix artwork, pictures and diplomas to the walls without Landlord's prior consent.

29. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other occupants of the Building or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows, or skylights or down the passageways.

30. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or a small loan company or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco, in any form, or as a barber, beauty parlor, or manicure shop, or as an employment bureau. No tenant shall engage or pay any employees on the Premises, except those actually working for such tenant on said Premises, nor advertise for laborers giving an address at said Premises.

31. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any fire insurance policies or increase the rate of fire insurance

covering the Building of which the Premises for a part and shall not do or permit to be done any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by means of any business or operation being carried on in the Premises or for any other reason. In no event shall any explosives or flammable materials be taken into or retained in the Premises.

32. If the sprinkler system or any of its appliances shall be damaged or injured, or not in proper working order by reason of any act or omission of any tenant, or any tenant's agents, servants, employees, licensees or visitors, such tenant shall forthwith restore the same to good working conditions at its own expense; and if the Board of Fire Underwriters or any fire insurance company or any bureau, department of official of the state or city government having jurisdiction shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of such tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Board, or by any fire insurance company, such tenant shall at its expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

33. Tenant shall not place or permit to be placed any vending machines in the Premises, except with the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld.

34. Tenant shall not use or permit the parking decks to be used for the parking, loading or unloading of trucks exceeding the weight limit established from time to time by Landlord.

35. Tenant and its employees shall smoke only in those portions of the exterior areas of the Common Areas designated by Landlord as smoking areas.

<u>EXHIBIT D</u>

Personal Property

4 conference tables, each approximately 2.5 feet side by 5 feet long

Approximately 10-12 cushioned arm chairs placed around the grouping of tables